UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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Kearny Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 11, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Kearny Financial Corp. (the “Annual Meeting”). Due to the public health impact of the coronavirus outbreak and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only, on Thursday, October 22, 2020 at 10:00 a.m., Eastern Time. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting www.meetingcenter.io/274890262.

We are furnishing proxy materials to our stockholders primarily via the Internet by mailing a Notice of Internet Availability of Proxy Materials, or “Notice,” instead of mailing printed copies of those materials to each stockholder. The Notice directs stockholders to a website where they can access our proxy materials, including our Proxy Statement and our Annual Report, and view instructions on how to vote via the Internet or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.

The enclosed proxy is solicited by the Board of Directors of Kearny Financial Corp. for use at the Annual Meeting and at any adjournment thereof. This Proxy Statement is first being made available to stockholders on or about September 11, 2020. Stockholders may submit a proxy to vote at the Annual Meeting by following the instructions on the Notice, via the Internet, by telephone, or (if they have received paper copies of the proxy materials) by returning a proxy card.

The Annual Meeting is being held so that stockholders may consider the election of five directors, the ratification of the appointment of Crowe LLP as Kearny Financial Corp.’s independent registered public accounting firm for the year ending June 30, 2021, and the consideration of an advisory, non-binding resolution, with respect to the executive compensation described in the Proxy Statement.

The Board of Directors of Kearny Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of Kearny Financial Corp. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote “FOR” each of the proposals to be presented at the Annual Meeting.

On behalf of the Board of Directors and the officers and employees of Kearny Financial Corp. and its subsidiary, Kearny Bank, I thank you for your continued support of Kearny Financial Corp.

Sincerely,
/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Executive Officer

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

(973) 244-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that due to the public health impact of the coronavirus outbreak and to support the health and well-being of our stockholders, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Kearny Financial Corp. (the “Company”) will be held in a virtual meeting format only, on Thursday, October 22, 2020 at 10:00 a.m., Eastern Time. You can virtually attend the live webcast of the Annual Meeting at www.meetingcenter.io/274890262, utilizing the password KRNY2020, and by following the instructions in the Proxy Statement. There is no physical location for the Annual Meeting. The Annual Meeting is for the purpose of considering and acting upon the following matters:

1. To elect five directors;

2. To ratify the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending June 30, 2021;

3. An advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement; and

such other business as may properly come before the Annual Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting, described in this Notice of Annual Meeting and the accompanying Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each of its nominees, a vote “FOR” the ratification of Crowe LLP as independent auditors, and a vote “FOR” the non-binding resolution to approve our executive compensation.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on August 24, 2020 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders whose shares are held in registered form have a choice of voting by proxy card, telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder of record attending the virtual Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting. If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote at the virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Gail Corrigan
Gail Corrigan Corporate Secretary

Fairfield, New Jersey

September 11, 2020

Important Notice Regarding Internet

Availability of Proxy Materials

For the Stockholder Meeting to be

Held on October 22, 2020

The Proxy Statement and Annual Report to
Stockholders are available at www.edocumentview.com/KRNY

(or through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com)

KEARNY FINANCIAL CORP.

PROXY STATEMENT

FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 22, 2020

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Kearny Financial Corp. (the “Company” or “Kearny Financial”) in connection with the solicitation by the Board of Directors of proxies for use at the 2020 Annual Meeting of Stockholders, to be held on Thursday, October 22, 2020 at 10:00 a.m., Eastern Time (the “Annual Meeting”). This Proxy Statement and the proxy card are first being made available to stockholders on or about September 11, 2020.

The Annual Meeting

Date, Time and Place	The Annual Meeting will be held on Thursday, October 22, 2020 at 10:00 a.m., Eastern Time, and will be a virtual meeting format only. You can virtually attend the live webcast of the Annual Meeting at www.meetingcenter.io/274890262.

Record Date	August 24, 2020

Shares Entitled to Vote	89,517,003 shares of Kearny Financial common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on: 1) the election of five directors; 2) the ratification of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending June 30, 2021; and 3) the approval of a resolution to approve our executive compensation as described in this Proxy Statement.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The vote to approve the advisory, non-binding resolution with respect to executive compensation as described in this Proxy Statement and the ratification of Crowe as our independent registered public accounting firm, is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	1

Your Board of Directors Recommends You Vote in Favor of the Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the ratification of Crowe as our independent registered public accounting firm for the year ending June 30, 2021, and “FOR” approval of an advisory, non-binding resolution, with respect to executive compensation as described in this Proxy Statement.

Kearny Financial	Kearny Financial is the holding company for Kearny Bank, an FDIC-insured, New Jersey stock savings bank. Kearny Financial had approximately $6.8 billion in total assets at June 30, 2020, and currently operates 51 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. Kearny Financial’s executive offices are located at 120 Passaic Avenue, Fairfield, New Jersey 07004, and its telephone number is (973) 244-4500.

Who Can Vote at the Annual Meeting

The Board of Directors has fixed August 24, 2020 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Kearny Financial common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On August 24, 2020, 89,517,003 shares of Kearny Financial common stock were outstanding and held by approximately 12,166 holders of record. The presence, by attendance at the virtual Annual Meeting or by properly executed proxy, of the holders of a majority of the outstanding shares of Kearny Financial common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Kearny Financial common stock outstanding on August 24, 2020 will be entitled to one vote for each share held of record. However, Kearny Financial’s articles of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Kearny Financial are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to: 1) elect five directors; 2) ratify the appointment of Crowe as our independent registered public accounting firm for the year ending June 30, 2021; and 3) approve a resolution to approve our executive compensation as described in this Proxy Statement.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. We may adjourn or postpone the Annual Meeting for the purpose, among others, of allowing additional time to solicit proxies.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	2

How to Vote

We are making our proxy materials available to our stockholders on the Internet. You may read, print and download our 2020 Annual Report to Stockholders and our Proxy Statement at www.edocumentview.com/KRNY (or through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com). On or about September 11, 2020, we mailed a Notice to Stockholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

You may vote your shares by Internet, telephone, regular mail or at the virtual Annual Meeting. Each of these voting options is described on your proxy card or Notice. You should complete and return your proxy card, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend the virtual Annual Meeting. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of the five director nominees named in this Proxy Statement, “FOR” the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending June 30, 2021, and “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement.

Registered stockholders can vote online by visiting www.envisionreports.com/KRNY and following the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-800-652-8683 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the Notice. Finally, you may vote during the virtual Annual Meeting.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote during the virtual Annual Meeting. If you want to vote your shares of Kearny Financial common stock that are held in street name during the virtual Annual Meeting, you will need a legal proxy in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the proxy card in their best judgment.

How to Attend the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/274890262. You also will be able to vote your shares online at the virtual Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is KRNY2020.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	3

If you hold your shares through an intermediary, such as a bank or broker, you can access the virtual meeting as a guest, or if you would like to vote or ask a question at the virtual Annual Meeting, you must register in advance using the instructions below.

The virtual Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

How to Register to Attend the Virtual Annual Meeting

All stockholders can listen to the virtual Annual Meeting by signing onto the virtual Annual Meeting as a guest. However, if you wish to participate in the virtual Annual Meeting, you must sign on as a stockholder.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card, notice or proxy material notification email that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to vote or ask a question at the virtual Annual Meeting.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare by email to: legalproxy@computershare.com, or by mail:

Computershare

Kearny Financial Corp. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on October 16, 2020.

You will receive a confirmation of your registration by email after your registration materials have been received.

Participants in Employee Stock Plans and Holders of Non-Vested Restricted Stock Awards

If you are a participant in the Kearny Bank Employee Stock Ownership Plan or the Millington Bank Employee Stock Ownership Plan (together, the “ESOP”), hold Kearny Financial common stock through the Kearny Bank Employees’ Savings Plan (the “401(k) Plan”), or hold non-vested restricted stock awards, you will receive a voting instruction form that reflects all shares you may vote under these plans and awards. Under the terms of the plans, you are entitled to direct the trustees as how to vote the shares of Kearny Financial common stock credited to your account in the ESOP and 401(k) Plan and you are entitled to vote any non-vested restricted stock awards. The 401(k) Plan trustee and ESOP trustee, as applicable, will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which each, as applicable, received voting instructions, and the unallocated ESOP shares will also be voted in the same proportion as shares for which the ESOP trustee received voting instructions. It is important that you direct the trustee as to how to vote your shares, and to allow sufficient time for voting by the trustees, your voting instructions must be received by October 16, 2020.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	4

Quorum and Vote Required

The presence, by attendance at the virtual Annual Meeting or by properly executed proxy, of the holders of a majority of the outstanding shares of Kearny Financial common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The ratification of the appointment of Crowe as the independent registered public accounting firm and the advisory vote to approve our executive compensation as described in this Proxy Statement is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Kearny Financial prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the proxy card; or

•	voting during the virtual Annual Meeting; however, simply attending the virtual Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

Attention: Gail Corrigan, Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Kearny Financial will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Kearny Financial will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Kearny Financial common stock and secure their voting instructions. Laurel Hill Advisory Group, LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $7,500 plus reasonable expenses for their services. If necessary, Kearny Financial may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	5

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” the ratification of Crowe as our independent registered public accounting firm for the year ending June 30, 2021, and “FOR” approval on an advisory basis of executive compensation as described in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of August 24, 2020, regarding certain beneficial owners of shares of Kearny Financial common stock, including information regarding persons and entities known to Kearny Financial to be the beneficial owner of more than 5% of Kearny Financial’s issued and outstanding common stock and information regarding each director, named executive officer and all directors and executive officers of Kearny Financial as a group. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of each class of common stock subject to options held by that person that were exercisable on or within 60 days of August 24, 2020 to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of All Common Stock Outstanding(1)
5% Owners (including address):
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	7,655,029	(2)	8.55%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	7,455,112	(2)	8.33%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	6,381,491	(3)	7.13%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,003,954	(4)	6.71%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	5,284,945	(5)	5.90%
Kearny Bank ESOP Trust c/o Pentegra Services, Inc. 2 Enterprise Dr., Suite 408 Shelton, CT 06484	5,109,788	(6)	5.71%
St. Denis J. Villere & Company, L.L.C. George V. Young St. Denis J. Villere II St. Denis J. Villere III Lamar G. Villere 601 Poydras St. Suite 1808 New Orleans, Louisiana 70130	5,098,048	(7)	5.70%

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	6

Directors and Nominees:
Theodore J. Aanensen	214,177	(8)	*
Raymond E. Chandonnet	122,848	(9)	*
John N. Hopkins	575,504	(10)	*
Catherine A. Lawton	75,000	(11)	*
John J. Mazur, Jr.	281,600	(12)	*
Joseph P. Mazza	265,548	(13)	*
John F. McGovern	331,992	(14)	*
Craig L. Montanaro	673,607	(15)	*
Leopold W. Montanaro	305,136	(16)	*
Christopher Petermann	106,339	(17)	*
Charles J. Pivirotto	53,447	(18)	*
John F. Regan	179,021	(19)	*
Named Executive Officers:
Eric B. Heyer	195,702	(20)	*
Keith Suchodolski	129,953	(21)	*
Patrick M. Joyce	205,074	(22)	*
Erika K. Parisi	248,467	(23)	*

All directors and executive officers as a group (20 persons)	4,382,993		4.87%

*	Less than 1%.
(1)	Based on 89,517,003 shares of Kearny Financial common stock outstanding and entitled to vote as of August 24, 2020.
(2)	As of February 12, 2020.
(3)	As of February 13, 2020.
(4)	As of February 5, 2020.
(5)	As of February 14, 2020.
(6)	As of February 11, 2020.
(7)	As of April 16, 2019.
(8)

Includes options to acquire 60,000 shares, 11,529 shares held by Mr. Aanensen’s spouse (49 shares of which are held in the spouse’s deposit reinvestment account) and 1,000 shares held in trust for Mr. Aanensen’s grandchild.

(9)	Includes options to acquire 60,000 shares.
(10)	Includes options to acquire 60,000 shares and 13,804 shares held by Mr. Hopkins’ spouse.
(11)	Includes options to acquire 15,000 shares.
(12)	Includes options to acquire 60,000 shares and 2,541 shares held by Mr. Mazur’s spouse
(13)	Includes options to acquire 60,000 shares. 53,026 of the shares held by Mr. Mazza are held in a margin account.
(14)	Includes options to acquire 60,000 shares.
(15)

Includes options to acquire 324,000 shares, 106,633 shares held in the 401(k) Plan for the benefit of Mr. Montanaro, 44,526 shares held in the ESOP, 13,377 shares held in the Benefits Equalization Plan (the “BEP”) and 4,417 shares held by Mr. Montanaro’s child. 8,748 of the shares held by Mr. Montanaro have been pledged as collateral for a loan.

(16)	Includes options to acquire 60,000 shares and 34,510 shares held by Mr. Montanaro’s spouse.
(17)	Includes options to acquire 60,000 shares and 200 shares held by Mr. Petermann’s child.
(18)	Includes 5,955 shares held in a 401(k) Plan for the benefit of Mr. Pivirotto.
(19)	Includes options to acquire 60,000 shares.
(20)	Includes options to acquire 90,000 shares, 21,160 shares held in the ESOP, 10,000 shares held in an IRA and 780 shares held in the BEP.
(21)	Includes options to acquire 66,902 shares, 5,998 shares held in the 401(k) Plan for the benefit of Mr. Suchodolski and 8,899 shares held in the ESOP.
(22)	Includes options to acquire 90,000 shares, 21,907 shares held in the 401(k) Plan for the benefit of Mr. Joyce, 47,306 shares held in the ESOP and 1,253 shares held in the BEP.
(23)	Includes options to acquire 60,000 shares, 12,480 shares held in the 401(k) Plan for the benefit of Ms. Parisi, 46,541 shares held in the ESOP and 294 shares held in the BEP.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	7

PROPOSAL I – ELECTION OF DIRECTORS

Kearny Financial’s Board of Directors currently consists of 12 members and is divided into three classes, with one class of directors elected each year. Each member of the Board of Directors also serves as a director of Kearny Bank.

Five directors will be elected at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Theodore J. Aanensen, Joseph P. Mazza, Christopher Petermann, Charles J. Pivirotto and John F. Regan for election as directors, each of whom has agreed to serve if so elected. Each of Messrs. Aanensen, Mazza, Pivirotto and Regan has been nominated to serve for a term of three years or until his successor has been elected and qualified. In order to more evenly distribute the terms of the directors among the three classes, Mr. Petermann will be elected to serve for two years or until his successor has been elected and qualified. Each of the nominees is a current member of the Kearny Financial Board of Directors and each was previously elected by stockholders, except for Mr. Pivirotto who was appointed to the board in connection with the merger of Clifton Bancorp Inc. into the Company.

Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the proxy card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve, the persons named on the proxy card as proxies will vote with respect to a substitute nominee designated by Kearny Financial’s current Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

Kearny Financial’s Board of Directors recommends a vote “FOR” the election of the nominees for director named in this Proxy Statement.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	8

Directors and Executive Officers of Kearny Financial

The following table sets forth for each nominee, continuing director and executive officer of Kearny Financial and Kearny Bank, as applicable: name, positions with Kearny Financial, age, year of first election or appointment and expiration of current term if a director.

Name and Positions with Company	Age as of June 30, 2020	Year First Elected or Appointed	Current Term to Expire

BOARD NOMINEE FOR TERM TO EXPIRE IN 2022

Christopher Petermann	61	2015	2020
Director

BOARD NOMINEES FOR TERM TO EXPIRE IN 2023

Theodore J. Aanensen	75	1986	2020
Director
Joseph P. Mazza	76	1993	2020
Director
Charles J. Pivirotto	66	2018	2020
Director
John F. Regan	75	1999	2020
Director

DIRECTORS CONTINUING IN OFFICE

John N. Hopkins	73	2002	2021
Director
Catherine A. Lawton	63	2018	2021
Director
Craig L. Montanaro	53	2010	2021
President and Chief Executive Officer, Director
Leopold W. Montanaro	80	2003	2021
Director
Raymond E. Chandonnet	54	2015	2022
Director
John J. Mazur, Jr.	66	1996	2022
Chairman of the Board, Director
John F. McGovern	59	1999	2022
Director

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	9

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Eric B. Heyer	58	2009
Senior Executive Vice President, Chief Operating Officer
Keith Suchodolski	40	2018
Executive Vice President, Chief Financial Officer
Patrick M. Joyce	55	2002
Executive Vice President, Chief Lending Officer
Erika K. Parisi	55	2002
Executive Vice President, Chief Administrative Officer
Thomas D. DeMedici	59	2017
Executive Vice President, Chief Credit Officer
Anthony V. Bilotta, Jr.*	59	2018
Executive Vice President, Chief Banking Officer
John V. Dunne	69	2019
Executive Vice President, Chief Risk Officer
Timothy A. Swansson	43	2019
Executive Vice President, Chief Technology & Innovation Officer

* Officer of Kearny Bank only.

Business Experience and Qualifications of Directors

The Board of Directors believes that the many years of service that our directors have had with Kearny Financial and Kearny Bank or with other financial institutions is one of the most important qualifications for service on the Board of Directors. This service has given them extensive knowledge of the business of Kearny Bank and Kearny Financial. Furthermore, their service on Board of Directors’ committees, especially in the areas of audit, compliance, compensation, and interest rate risk, is critical to their ability to oversee the management of Kearny Bank by our executive officers. Service on the Board of Directors by the Chief Executive Officer is critical to aiding the outside directors to understand the crucial and complicated issues that are common in Kearny Bank’s business. Each outside director brings special skills, experience and expertise to the Board of Directors as a result of their other business activities and associations.

Nominees for Director

Theodore J. Aanensen was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 1986. He served as Chairman of the Board of Kearny Bank from January 2000 through January 2004 and as Chairman of the Board of Kearny Financial from March 2001 through January 2004. He is an owner of Aanensen’s, a luxury home remodeling and custom cabinetry company established in Kearny, New Jersey in 1951, serving as President since 1982. Mr. Aanensen is a graduate of Upsala College.

With over 50 years of business experience, Mr. Aanensen has strong leadership, sales and customer assessment skills. Mr. Aanensen’s broad understanding of Kearny Bank’s industry strengthens the Board’s collective knowledge of our business and the policies and practices of the Board as its governing body.

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Joseph P. Mazza was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 1993. He has been the sole owner of a dental practice in Rutherford, New Jersey since 1971. Dr. Mazza also serves on the Delta Dental of New Jersey, Inc. Board of Trustees, where he served as Chairman of the Audit Committee and currently serves as Chairman of the Strategy Committee. Recently, he was elected to the Board of Directors of Flagship Health Systems, Inc. He is also on the Board of Directors of the Rutherford Senior Citizens Center (55 Kip). He served in the U.S. Army from 1969 to 1971, both in the U.S. and in Vietnam, and then continued to serve in the U.S. Army Reserves as a Lieutenant Colonel through 1993. Dr. Mazza is a graduate of Seton Hall University and the University of Pennsylvania.

Dr. Mazza brings to the Board strong leadership and business management skills along with valuable experience relating to governance and ethical issues.

Christopher Petermann was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2015. He is a Certified Public Accountant (“CPA”), the Partner in Charge of the Cranford office of PKF O’Connor Davies, LLP, a member of the firm’s Executive Committee and serves as Co-Partner-in-Charge for the Private Foundation and Philanthropic Services Practice. He has over 30 years of specialized experience in accounting for exempt organizations and private foundations, as well as closely held businesses and financial services entities. He holds a number of professional committee and community board positions including involvement with the NJ Symphony Orchestra, Partners For Health and Exponent Philanthropy, along with the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Petermann holds a Bachelor of Science degree in accounting from Bucknell University.

Mr. Petermann provides the Board with proficient guidance relative to financial reporting, accounting and tax matters as well as internal control and governance issues as an independent director.

Charles J. Pivirotto was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2018. Mr. Pivirotto served on the Board of Clifton Bancorp Inc. and Clifton Savings Bank and was the Audit Committee Chairman from February 2007 until the bank was acquired by Kearny Financial in 2018. Mr. Pivirotto is a CPA and the Managing Shareholder at Pivirotto & Company, CPA’s, PA, Fairfield, NJ. He has been awarded a Certificate of Educational Achievement by the American Institute of CPA’s Continuing Professional Education Division for “Tax Planning and Advising for Closely Held Businesses.” He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Pivirotto is a graduate of William Paterson University.

Mr. Pivirotto’s extensive expertise in financial reporting, accounting and tax matters and regulatory and compliance issues provides the Board with broad and valuable risk assessment, financial reporting, internal control and business management insight.

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John F. Regan was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 1999. Now retired, he was the majority shareholder and President of two automobile sales and service companies, DeMassi Pontiac, Buick and GMC, located in Riverdale, New Jersey and Regan Pontiac, Buick and GMC, located in Long Island City, New York since 1995. Both companies closed in 2009.

Mr. Regan’s involvement in our local community brings knowledge of the local economy and business opportunities to Kearny Bank. His solid leadership and business management skills, as well as a depth of knowledge in the areas of operational efficiency and effectiveness, are valuable assets to the Board.

Continuing Directors with Terms to Expire in 2021

John N. Hopkins was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2002. His career at Kearny Bank began in 1975, and he retired in March 2011 as Chief Executive Officer of Kearny Financial and Kearny Bank after serving in those positions since January 2002. Prior to that time, he served as President and Chief Executive Officer of Kearny Financial and Kearny Bank, positions he held since 2002. He had served Kearny Bank as Executive Vice President from 1994 to 2002 and as Chief Financial Officer from 1994 to 1999. Active in professional and charitable organizations, he served on several committees of the New Jersey Bankers Association and on the Board of Directors of TICIC, Inc., a consortium that provides long-term financing for affordable and senior housing in New Jersey. He also served as Chairman of the Board of Trustees of Clara Maass Medical Center, Director Emeritus of the Rutherford Senior Citizens Center, Chairman of the Board of Trustees of West Hudson Hospital in Kearny and was a member of the Board of Trustees of the St. Barnabas Healthcare System (now RWJ Barnabas Health). He is a graduate of Fairleigh Dickinson University.

Mr. Hopkins’ many years of service in the operations of Kearny Bank and his past duties as Chief Executive Officer of Kearny Financial and Kearny Bank bring an extensive knowledge of the financial, economic and regulatory challenges we face which makes him well suited to counsel the Board on these matters.

Catherine A. Lawton was elected as a director of Kearny Financial Corp. and Kearny Bank in October 2018. Ms. Lawton was a principal in the investment banking group of Sandler O’Neill + Partners, L.P. (now known as Piper-Sandler Companies) (“Sandler O’Neill”), a full-service investment bank serving the financial institutions industry, retiring from her full-time position in July 2018 and from consulting services in March 2019. During her 25-year career at Sandler O’Neill, Ms. Lawton was responsible for providing a wide range of investment banking services to community banks and thrifts, including general strategic planning, mergers and acquisitions, and public and private capital raising transactions. From 1993 to 2004, Ms. Lawton also served as Sandler O’Neill’s general counsel. Prior to joining Sandler O’Neill, Ms. Lawton spent nine years in the corporate and banking group of a large New York law firm advising financial institutions and prior to that was a certified public accountant with KPMG. Ms. Lawton holds a Bachelor of Science in Business Administration from Georgetown University and a Juris Doctor from the University of Virginia School of Law. She currently serves as a trustee of the University of Virginia Law School Foundation and serves as Chair of the Investment Committee.

Ms. Lawton brings a deep knowledge of markets and valuation to the Board, together with a strength in corporate governance, risk assessment and general financial matters.

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Craig L. Montanaro was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2010. Mr. Montanaro joined Kearny Bank in 2003 when Kearny acquired West Essex Bank where he served as Senior Vice President and Chief Operating Officer. He was appointed President and Chief Executive Officer of Kearny Financial and Kearny Bank in April 2011. Prior to that time, he had served as President and Chief Operating Officer since April 2010. He previously performed the duties of Senior Vice President and Director of Strategic Planning for Kearny Bank and Kearny Financial from 2005 to March 2010 and from 2003 to 2004 served as Vice President and Regional Branch Administrator. Mr. Montanaro serves as President and Member of the Board of Directors of the KearnyBank Foundation. Active in community and professional organizations, he serves as 1st Vice Chairman of the Chilton Hospital Foundation as well as a Trustee of the Wood-Ridge Memorial Foundation. Mr. Montanaro is also a member of the Boards of Directors of the Junior Achievement of New Jersey, New Jersey Bankers Business Services and New Jersey Bankers. He is a graduate of Syracuse University earning a Bachelor’s Degree in finance and marketing and in 2000 received his MBA from Fairfield University. He also received a Graduate Degree in banking from the National School of Banking at Fairfield University. Craig L. Montanaro is the son of Director Leopold W. Montanaro.

In addition to his wide range of management experience and leadership skills, Mr. Montanaro’s strong economic background and his knowledge and understanding of the financial, economic, social and regulatory environments make him a valuable asset to the Board of Directors.

Leopold W. Montanaro was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2003. He also serves as a director of the KearnyBank Charitable Foundation. Mr. Montanaro is retired and was the Chairman, President and Chief Executive Officer of West Essex Bancorp, Inc. and West Essex Bank where he was employed since 1972 until that bank was acquired by Kearny Financial in 2003. He also served in the US Naval Submarine Service. Mr. Montanaro is the father of Craig L. Montanaro, President and Chief Executive Officer of Kearny Bank and Kearny Financial.

Mr. Montanaro’s past service as President of a financial institution, director on the board of the Federal Home Loan Bank of New York, Chairman of the Board of Directors of the New Jersey Thrift and Bankers Association and his participation in our local community for 50 years brings an extensive knowledge of the financial, economic and regulatory challenges we face as well as knowledge of the local economy and business opportunities for Kearny Bank.

Continuing Directors with Terms to Expire in 2022

Raymond E. Chandonnet was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 2015. He is Chief Revenue Officer with Neocova, a technology company that provides data analytics, regulatory compliance automation and core banking solutions to community financial institutions, a position he has held since June. He is also the founder and sole practitioner of BankStrategies.net, a currently-dormant advisory company he started in 2015 that periodically provides balance sheet, earnings and technology strategy consulting, training and business development to banks, credit union and FinTech companies. Mr. Chandonnet previously served from 2019-2020 as Managing Director and head of the Financial Strategy Advisory Services practice at Hovde Group, a boutique investment banking firm that focuses on financial institutions. He also was founder and sole practitioner of Second Act Capital Partners LLC (2015-2017), an advisory firm that focused on creating partnerships between community/regional banks and FinTech companies. Prior to starting his own companies, Mr. Chandonnet served as a partner and Chief Balance Sheet Strategist with Sandler O’Neill from 2007 to 2014, and as head of Bank Strategy for JPMorgan Securities (2005-2007), Lehman Brothers (2001-2005), First Union Capital Markets (1997-2001), and the Federal Home Loan Bank of Boston (1992-1997). The roster of clients he has worked with over his career includes banks and credit unions, Federal Home Loan Banks, regulators, public accounting firms, and FinTech companies. Mr. Chandonnet is a frequent publisher and speaker on a wide range of issues related to bank financial management and technology utilization and holds a Master’s Degree in finance from Bentley College Graduate School of Business in Waltham, MA and a Bachelor’s Degree in Computer Science from Merrimack College in North Andover, MA.

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Mr. Chandonnet’s background brings a strong understanding of accounting, regulatory and tax issues to the Board along with his beneficial knowledge of balance sheet structure and strategies and his familiarity with information technology and FinTech.

John J. Mazur, Jr. was appointed to serve on the Board of Directors of Kearny Financial Corp. and Kearny Bank in 1996 and was appointed Chairman of the Board of Directors of Kearny Financial and Kearny Bank in 2004. He currently serves on the Board of the Meadowlands Chamber of Commerce as well as the Board of Felician University and is Vice Chairman of the Board of the Meadowlands YMCA. Mr. Mazur was the President/Chief Executive Officer of Elegant Desserts, a wholesale bakery located in Lyndhurst, New Jersey, which opened in 1994 and sold gourmet cakes locally and nationally until it was sold in 2017. He continued as President of the new company through March, 2020. From 1976 to 2003, he was also a partner and general manager of Mazur’s Bakery, in Lyndhurst, New Jersey, a family owned business that operated from 1936 until 2003 when it was sold. Mr. Mazur is a graduate of Villanova University.

Mr. Mazur is actively involved in bringing in new business relationships to the Bank. He has extensive knowledge of the banking industry and brings strong marketing and sales skills to the Board as well as a wide range of experience in business management and employee relations.

John F. McGovern was appointed to serve on the Board of Directors of Kearny Financial Corp. and the Board of Directors of Kearny Bank in 1999. He has worked as a self-employed CPA and Certified Financial Planner (“CFP”) since 1984 and holds the designation of Personal Financial Specialist (“PFS”) from the American Institute of Certified Public Accountants. Since 2001, he has been a federally registered investment advisor. Mr. McGovern is also the owner of McGovern Monuments, Inc. a monument sales and lettering company located in North Arlington, New Jersey that has been family owned and operated since 1924. Mr. McGovern is involved in local and community organizations, including the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He has been designated as an audit committee financial expert under the Securities and Exchange Commission’s rules and regulations.

Through his considerable experience as a CPA/PFS and CFP and his strong risk assessment, financial reporting and internal control expertise, as well as extensive knowledge of accounting and regulatory issues, Mr. McGovern provides an essential understanding of public accounting and financial matters to the Board.

Business Experience and Qualifications of Executive Officers Who Are Not Directors

The business experience for the past five years of each of our executive officers who are not directors is set forth below. Unless otherwise indicated, the executive officer has held his or her position for the past five years.

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Eric B. Heyer was appointed Senior Executive Vice President and Chief Operating Officer in July 2018, having previously served as Executive Vice President and Chief Financial Officer since April 2014 and as Senior Vice President and Chief Financial Officer since April 2011. He became First Vice President and Chief Accounting Officer of Kearny Financial in October 2009 and of Kearny Bank in July 2009. Mr. Heyer had previously served as Senior Vice President, Treasurer and Chief Financial Officer of American Bancorp of New Jersey, Inc. from 1997 until its acquisition by Investors Bancorp, Inc. in May 2009.

Keith Suchodolski was appointed Executive Vice President and Chief Financial Officer of Kearny Financial and Kearny Bank in July 2018, having previously served as Senior Vice President, Corporate Finance and Chief Accounting Officer since March 2018, Senior Vice President and Controller since June 2014 and First Vice President and Controller since January 2013. Mr. Suchodolski had previously served as the Controller of various financial institutions in the Mid-Atlantic region since 2005 and has been employed in the banking industry since 2001. Mr. Suchodolski holds a Master of Business Administration degree, with a specialization in Finance, from Fairleigh Dickinson University and a Bachelor of Science degree from Ramapo College of New Jersey.

Patrick M. Joyce was appointed Executive Vice President and Chief Lending Officer of Kearny Bank in April 2014, previously serving as Senior Vice President and Chief Lending Officer of Kearny Bank since 2002 and as Vice President of Loan Originations from 1999 to 2002. He was formerly employed by South Bergen Saving Bank where he served as Assistant Corporate Secretary and as a Loan Originator and joined Kearny Bank when South Bergen Savings Bank was acquired by Kearny Bank in 1999. He joined South Bergen Savings Bank in 1985.

Erika K. Parisi was appointed Executive Vice President and Chief Administrative Officer in July 2019, having previously served as Executive Vice President and Director of Customer Relationship Management Analytics of Kearny Bank since June 2016. She has also served as Executive Vice President and Branch Administrator of Kearny Bank since April 2014, as Senior Vice President and Branch Administrator of Kearny Bank since 2002 and Vice President and Branch Administrator from 1999 to 2002. She was formerly employed by South Bergen Savings Bank as Vice President/Branch Administrator and joined Kearny Bank when South Bergen Savings Bank was acquired by Kearny Bank in 1999. She joined South Bergen Savings Bank in 1991. Ms. Parisi holds a Bachelor of Science degree, majoring in accounting, from the State University of New York at Albany.

Thomas D. DeMedici was appointed Executive Vice President and Chief Credit Officer of Kearny Bank in June 2017, having previously served as Senior Vice President and Chief Credit Officer of Kearny Bank since September 2010. He is a seasoned banking professional with over 35 years of banking and lending experience. During his career, Mr. DeMedici has held previous Executive Officer positions at other banking institutions including President and Chief Operating Officer and Executive Vice President/Chief Lending Officer.

Anthony V. Bilotta, Jr. was appointed Executive Vice President and Chief Banking Officer of Kearny Bank in June 2018. Mr. Bilotta is an experienced banker with more than 38 years of banking experience. Mr. Bilotta previously served as Executive Vice President and Director of Retail Banking of Peapack Gladstone Bank where he was responsible for all aspects of retail banking, sales development, corporate marketing, business development, treasury management and government banking from 2013 until his appointment as an executive officer of Kearny Bank. Prior to Peapack Gladstone Bank, Mr. Bilotta held executive positions at a variety of financial institutions.

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John V. Dunne was appointed Executive Vice President and Chief Risk Officer in July 2019. He previously served as Senior Vice President and Chief Risk Officer since March 2016. Mr. Dunne has over forty years’ experience in banking, primarily in management positions regarding internal audit and risk management. Prior to joining Kearny Bank, Mr. Dunne served as Director of Regulatory Management at Credit Agricole Indosuez, Director of Risk Management at Dime Bank, and Chief Risk Officer at Alma Bank. His past responsibilities included risk management, internal audit compliance, and information security matters. Mr. Dunne holds an MBA in Finance from Pace University.

Timothy A. Swansson was appointed Executive Vice President and Chief Technology and Innovation Officer of Kearny Bank in July 2019. He previously served as Senior Vice President and Chief Technology and Innovation Officer of Kearny Bank since 2017 and had also served as Senior Vice President and Chief Technology Officer; Senior Vice President and Director of Information Technology; and 1st Vice President and Director of Information Technology. He was formerly employed by a technology service provider and had been working directly with Kearny Bank since 2003 until he was appointed an officer of Kearny Bank in 2008.

Corporate Governance Matters

Board Independence

The Board of Directors determines the independence of each director and director nominee in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. The Board of Directors has determined that Messrs. Aanensen, Chandonnet, Hopkins, Mazur, Mazza, McGovern, Petermann, Pivirotto, Regan, and Ms. Lawton are “independent” within the meaning of such standards. In determining the independence of our directors and director nominees, the Board of Directors considered certain transactions, relationships and arrangements between the Company and its directors and director nominees that are not required to be disclosed in this Proxy Statement under the heading “Transactions With Certain Related Persons,” including Ms. Lawton’s relationship to the Company through Sandler O’Neill (now known as Piper Sandler Companies), which provides brokerage services to the Company. Ms. Lawton retired from her full-time position at Sandler O’Neill in July 2018, and provided limited transitional consulting services to the firm until March 2019. Ms. Lawton’s stepdaughter is employed as an attorney at Piper Sandler Companies.

Code of Ethics

The Company has adopted a Code of Ethics that reflects current circumstances and Securities and Exchange Commission and Nasdaq definitions for such codes. The code of business conduct and ethics covers the Company, Kearny Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of the Company and subsidiaries. A copy of the Code of Ethics (referred to as Conflicts of Interest & Code of Conduct) may be viewed through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com. As further matters are documented, or if those documents (including the Code of Ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the website.

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Transactions With Certain Related Persons

Since the beginning of the last fiscal year, no directors, executive officers or their immediate family members have had a direct or indirect material interest in any transactions in which we or any subsidiary were a participant involving an amount in excess of $120,000 (other than loans from Kearny Bank).

Kearny Bank makes loans to its executive officers, directors and employees in the ordinary course of business. Kearny Bank has adopted written policies governing these loans. In accordance with federal regulations, all such loans or extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Kearny Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved in advance by the Board of Directors with any interested director abstaining. Loans to insiders are monitored on a monthly basis to ensure continued compliance with Kearny Bank’s lending policies.

The Nominating and Corporate Governance Committee is responsible for reviewing transactions with directors, executive officers and their family members, for the purpose of determining whether the transactions are in compliance with our policies and should be ratified and approved.

Board Leadership Structure and Role in Risk Management

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. John J. Mazur, Jr. serves as Chairman of the Board of Directors. Mr. Mazur is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is Craig L. Montanaro. Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company’s risk oversight function, with authority delegated to the Enterprise Risk Management Committee to review risk management policies and practices in specific areas of the Company’s business. The Audit & Compliance Committee is primarily responsible for providing oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations. The Audit & Compliance Committee works closely with officers involved in the risk management function and the internal audit staff who report directly to the Audit & Compliance Committee.

Operation of the Board of Directors

During the year ended June 30, 2020, the Board of Directors of Kearny Financial held 17 meetings. During the year ended June 30, 2020, no director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during the period for which he or she had been a director. The Board of Directors maintains an Audit & Compliance Committee, a Budget Committee, an Executive Committee, an Interest Rate Risk Management Committee, an Asset Quality Committee, an Enterprise Risk Management Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Information Technology Committee. There were two executive sessions of the Board of Directors held during the year ended June 30, 2020.

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Enterprise Risk Management Committee. This committee consists of Directors Hopkins (Chair), Chandonnet, Lawton, McGovern, Montanaro (Leopold) and Regan. The responsibilities of this committee encompass determining the Company’s appropriate level of risk and strategy, monitoring management’s implementation thereof, identifying and managing multiple and cross-enterprise operational and strategic risks and monitoring the Company’s overall risk position. This committee is scheduled to meet quarterly and met four times during the year ended June 30, 2020.

Compensation Committee. This committee consists of Directors Aanensen (Chair), Petermann and Regan. Each member of the Compensation Committee is independent in accordance with the current listing standards of The Nasdaq Stock Market, including the enhanced independent requirements for compensation committee members of listed companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Board of Directors has adopted a written charter for the Compensation Committee which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com. The responsibilities of this committee include appraisal of the performance of executive officers, administration of management compensation plans and review of directors’ compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters. This committee meets as needed and met six times during the year ended June 30, 2020.

Audit & Compliance Committee. This committee consists of Directors McGovern (Chair), Mazur, Mazza and Petermann. Each member of the Audit & Compliance Committee is independent in accordance with the listing standards of The Nasdaq Stock Market, including those standards specifically applicable to audit committee members. The Board of Directors has determined that John F. McGovern is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. This committee’s responsibilities include oversight of the internal audit and regulatory compliance activities and monitoring management and employee compliance with the Board of Directors’ audit policies and applicable laws and regulations. This committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors. The Board of Directors has adopted a written charter for the Audit & Compliance Committee, which governs its composition, responsibilities and operation. A copy of this charter is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com. This committee meets monthly and also periodically with the internal auditor, the compliance officer and the external auditors and met 16 times during the year ended June 30, 2020.

Audit & Compliance Committee Report. For the fiscal year ended June 30, 2020, the Audit & Compliance Committee: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the Company’s independent auditor for the fiscal year ended June 30, 2020, Crowe, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and (iii) received from Crowe written disclosures and the letter concerning the firm’s independence with respect to the Company, as required by the applicable requirements of the Public Company Accounting Oversight Board. Based on the foregoing review and discussions, the Audit & Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the Securities and Exchange Commission.

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This Audit & Compliance Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Kearny Financial specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission under such Acts.

Audit & Compliance Committee:	John F. McGovern (Chair)
John J. Mazur, Jr.
Joseph P. Mazza
Christopher Petermann

Nominating and Corporate Governance Committee. This committee consists of Directors Mazur (Chair), Aanensen, McGovern, Petermann and Regan and is responsible for, among other things, the annual selection of nominees for election as directors. Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of The Nasdaq Stock Market. This committee operates under a written charter, which governs its composition, responsibilities and operations. A copy of this charter is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com. The committee meets as needed and met three times during the year ended June 30, 2020.

The charter states that in evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider, among other things, the candidates’ knowledge (including relevant industry knowledge), understanding of the Company’s business, experience, skills, substantive areas of expertise, financial literacy, innovative thinking, business judgment, achievements, independence, personal and professional integrity, character, reputation, ability to represent the interests of all stockholders, time availability in light of other commitments, dedication, absence of conflicts of interest, diversity and other factors required to be considered under applicable laws, rules or regulations or that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and Kearny Bank. Additionally, the Nominating and Corporate Governance Committee will consider persons recommended by stockholders of the Company in selecting the individuals the Nominating and Corporate Governance Committee recommends to the Board of Directors for selection as the Board of Directors’ nominees. The Nominating and Corporate Governance Committee will evaluate persons recommended by directors or officers of the Company or Kearny Bank and persons recommended by stockholders in the same manner.

To be considered in the Nominating and Corporate Governance Committee’s selection of individuals the Nominating and Corporate Governance Committee recommends to the Board of Directors for selection as the Board of Directors’ nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered.

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Kearny Financial’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Kearny Financial not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Kearny Financial at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interest of Kearny Financial and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Employee, Officer and Director Hedging

The Company has adopted an anti-hedging and anti-pledging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock.

Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited. This policy does not prohibit transactions in the stock of other companies.

The anti-hedging and anti-pledging policy also prohibits directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for any other loan. An exception to this prohibition may be granted, in the sole discretion of the Board of Directors or the Nominating and Corporate Governance Committee of the Board of Directors and may be based on any relevant factors, including the percentage of securities held by the individual that is currently pledged and the magnitude of aggregate pledged shares in relation to total shares outstanding, market value or trading volume. Other than 8,748 shares pledged by Craig L. Montanaro and 53,026 shares held by Joseph P. Mazza in a margin account, no other shares are currently pledged by a director or executive officer. The shares referenced are unchanged from the prior fiscal year.

The Company does not have anti-hedging policies or procedures that are applicable to the Company’s employees who are not executive officers and as such, hedging transactions by non-executive employees are not prohibited.

The information provided under this Employee, Officer and Director Hedging section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Kearny Financial specifically incorporates this information by reference.

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Compensation Discussion and Analysis (“CD&A”)

This section discusses the Company’s executive compensation philosophy, guidelines and programs, and the material factors affecting the Company’s decisions regarding the compensation of its senior executives. This CD&A is presented to give our stockholders a clear and comprehensive picture of the Company’s executive compensation program, and its individual components. The Named Executive Officers (“NEOs”) for fiscal year 2020 are:

•	Craig L. Montanaro, President and Chief Executive Officer (“CEO”)

•	Eric B. Heyer, Senior Executive Vice President and Chief Operating Officer (“COO”)

•	Keith Suchodolski, Executive Vice President and Chief Financial Officer (“CFO”)

•	Patrick M. Joyce, Executive Vice President and Chief Lending Officer (“CLO”)

•	Erika K. Parisi, Executive Vice President and Chief Administrative Officer (“CAO”)

At the beginning of fiscal year 2020, the Company’s Board of Directors appointed Erika K. Parisi as Executive Vice President and Chief Administrative Officer, having previously served as Executive Vice President and Director of Customer Relationship Management Analytics of Kearny Bank since June, 2015.

Executive Summary

Business Performance Achievements. For the fiscal year 2020, the Company achieved record earnings while making significant progress towards our long-term strategic goal of improving our funding mix. Furthermore, the Company successfully closed the acquisition of MSB Financial Corp. (NASDAQ: MSBF) and its subsidiary, Millington Bank (“Millington”) on July 10, 2020.

The Company reported net income of $45.0 million representing an increase of $2.9 million compared to $42.1 million for the fiscal year ended June 30, 2019. The increase in net income reflected a 20% increase in earnings per diluted share to $0.55 for the year ended June 30, 2020 from $0.46 for the year ended June 30, 2019. The following are additional noteworthy highlights for the fiscal year ended June 30, 2020:

•

Retail deposits increased by $517 million, or 14%, reflecting a $647 million, or 33%, increase in core non-maturity deposits. The Company was able to reduce our wholesale funding by $381 million, with such balances representing 22% of total funding at June 30, 2020 from 30% for the fiscal year ended June 30, 2019.

•	Key GAAP financial ratios improved for the fiscal year ended June 30, 2020:

Ratio	Fiscal 2019	Fiscal 2020
Return on Average Assets	.63%	.67%
Return on Average Equity	3.52%	4.10%
Return on Tangible Equity	4.30%	5.10%
Efficiency Ratio	64.69%	63.66%

•	For the year ended June 30, 2020, total cash dividends paid to stockholders totaled $0.29 per share.

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•

On March 25, 2020 the Company temporarily suspended its stock repurchase program due to the risks and uncertainties associated with the COVID-19 pandemic. Through June 30, 2020, the Company repurchased 8,457,294 shares, or 91.7% of the shares authorized for repurchase under the current repurchase program, at a cost of $111.1 million, or an average of $13.14 per share.

•

At June 30, 2020 the Tier 1 leverage ratios of the Company and the Bank were 13.27% and 11.95%, respectively. The remainder of the Company’s and Bank’s regulatory capital ratios at June 30, 2020 were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

“Say On Pay” Vote. On October 24, 2019, stockholders were asked to vote on a non-binding resolution to approve the compensation for the NEOs, commonly referred to as a “say on pay” vote. The resolution was approved with a 95.29% affirmative vote, demonstrating strong support of the Compensation Committee’s executive pay decision.

Best Compensation Pay Policies & Practices. Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our stockholders:

	WHAT WE DO	WHAT WE DO NOT DO
✓	Significant emphasis on performance-based, “at-risk” compensation	X	No fully discretionary annual incentive plans
✓	Independent compensation consultant engaged by the Compensation Committee	X	No repricing and exchange of underwater options for cash or shares without stockholder approval
✓	Annual risk assessments	X	No short vesting periods for awards of restricted stock and grants of stock options
✓	Compensation recoupment “claw-back” policy	X	No significant perquisites
✓	Share ownership guidelines	X	No excise tax gross-ups in our employment and change in control agreements
✓	Anti-hedging and pledging policy	X	No “single trigger” change in control severance

Compensation Actions At-A-Glance. Taking into account our performance, stockholder feedback and consistent with our compensation best-practices, the Compensation Committee took the following actions concerning the compensation of the NEOs:

•	Base Salaries: The Committee approved increases for the NEOs effective July 1, 2019. For details, please refer to page 26 of this CD&A.

•

Executive Management Incentive Program: Each of the NEOs participated in the Executive Management Incentive Program. Payouts for fiscal year 2020 were above target performance. For details, please refer to pages 26-30 of this CD&A.

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•

Long-Term Equity Awards: On December 1, 2019, each of the NEOs had long-term equity award grants partially vest under the stockholder-approved 2016 Equity Incentive Plan (the “2016 Plan”). The Board of Directors and Compensation Committee believe that our award of stock options and restricted stock under the 2016 Plan is consistent with market compensation practices, particularly in the context of second-step conversions as substantially all second-step conversion institutions adopt equity incentive plans and the intention to adopt such plan was disclosed in the Company’s second-step offering materials. The 2016 Plan provides the Company with the greater ability to attract, retain and motivate leadership to promote its growth, improve its performance and further align the interest of its executives with the interests of its stockholders. It also gives the Company the flexibility to provide, and more heavily rely upon, equity-based compensation awards, and reduce reliance on cash compensation, which will tie the compensation of the NEOs to the performance of our common stock. For details about the structure of the equity awards that were granted on December 1, 2016 and which partially vested on December 1, 2017, December 1, 2018 and December 1, 2019, please refer to page 31 of this CD&A.

•

On January 7, 2019 an equity award was granted to Mr. Suchodolski in recognition of his promotion to Executive Vice President and Chief Financial Officer. For details about the structure of the equity award granted, which partially vested on January 7, 2020, please refer to pages 31-32 of this CD&A.

•	During the fiscal year 2020, no long-term equity awards were granted to any of the NEOs.

What Guides our Executive Compensation Program

Compensation Philosophy and Objectives. Our compensation philosophy is driven by the following guiding principles that reinforce the critical connections between business performance, stockholder value creation and senior leadership:

•

Pay for Performance: A substantial portion of an NEO’s total compensation should be variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.

•

Stockholder Alignment: Executives should be compensated through a mix of components (base salaries, annual- and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.

•

Competitiveness: Target compensation is set at a level that is competitive with that being offered to individuals holding similar positions at other organizations with which we compete for business and talent.

•	Attraction and Retention: The executive compensation program should enable Kearny Bank to retain superior executive talent, as well as attract additional top-tier leadership.

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The Principal Components of Compensation. Our compensation philosophy is supported by the following principal components in our executive compensation program.

Compensation Component	Form	Purpose

Base Salary	Cash (Fixed)	Provide a fixed level of pay that recognizes the NEO’s scope of responsibilities, skills, performance and experience for the value of his or her role.

Executive Management Incentive Program	Cash (Variable)	Motivate and reward NEOs for achieving annual Company, business unit, and individual goals that support the long-term strategic plan.

Long-Term Equity Awards	Equity (Variable)	Provide incentives for NEOs to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s retention strategy.

The Decision Making Process. The Compensation Committee oversees the executive compensation program for the NEOs. The Compensation Committee is comprised of independent, non-employee members of our Board of Directors. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year and when considering and making any material long term equity awards. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com.

The Role of the Compensation Committee. The Compensation Committee reviews all compensation and awards to the NEOs. The Compensation Committee utilizes publicly available information to gather information related to compensation practices for executive officers of financial services companies in order to determine market competitive levels of compensation as well as reviewing internal pay levels within the executive group.

The Compensation Committee considers a variety of factors as it evaluates compensation for each officer including:

•	the Company’s overall financial performance as compared to budget and prior year’s performance;

•	bank regulatory compliance and examination results;

•

bank performance metrics compared to other financial services companies in our market area, including return on assets, loan and deposit growth, level of non-performing loans, and other risk management metrics; and

•

the individual achievements of each officer in their respective areas of responsibility; and the market competitiveness of the Company’s compensation and benefits programs applicable to its executive management.

The Compensation Committee also considers the potential risks to which the incentive compensation programs may expose the Company, and the established policies, controls, and procedures of the Company and Kearny Bank that exist to protect against such risks to the Company (See “Compensation Risk Assessment”).

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The Role of Management. Upon the request of the Compensation Committee, the CEO may be asked to provide input regarding the performance and compensation of his direct reports. The Compensation Committee takes this information under advisement; the Compensation Committee makes its decisions independently and regularly hosts executive sessions. The CEO may not be present during voting or deliberations on his compensation.

The Role of the Independent Consultant. The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. During fiscal year 2020, the Compensation Committee retained the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consulting firm.

A representative from Pearl Meyer attends the Compensation Committee meetings upon request for the purpose of reviewing compensation data with the Compensation Committee and participating in general discussions on compensation for the NEOs. While the Compensation Committee considers input from Pearl Meyer when making compensation decisions, the Compensation Committee’s final decisions reflect many factors and considerations.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.

The Role of Benchmarking. It is the Compensation Committee’s goal to provide the NEOs with a total compensation package that is both competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers. The Compensation Committee periodically considers publicly-available data for informational purposes when making its compensation-related decisions. However, market data is not the sole determinant of the Company’s practices or executive compensation levels. When determining base salaries, incentive opportunities and annual equity grants for NEOs, the Compensation Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, as well as experience and contributions to his or her current role.

In setting compensation for fiscal year 2020, the Board and the Compensation Committee considered the prior review of executive compensation conducted by Pearl Meyer and referenced in the 2019 proxy statement which helped to provide a market-based framework for managing executive pay practices going forward. As part of this review and analysis, Pearl Meyer developed the following peer group, which consisted of 17 publicly-traded commercial banks with assets between $4.6 billion and $9.8 billion.

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Beneficial Bancorp, Inc.	OceanFirst Financial Corp.
ConnectOne Bancorp, Inc.	Provident Financial Services, Inc.
Customers Bancorp, Inc.	S&T Bancorp, Inc.
Dime Community Bancshares, Inc.	Tristate Capital Holdings, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
Flushing Financial Corporation	TrustCo Bank Corp NY
Lakeland Bancorp, Inc.	United Financial Bancorp, Inc.
NBT Bancorp, Inc.	Univest Corporation of Pennsylvania
Northwest Bancshares, Inc.

For each of the peer companies, data regarding base salaries, annual incentives, and long-term incentives was obtained from their annual proxy statements. This data was supplemented with industry data collected from banking surveys. Survey data was narrowed to those companies with assets close to $6.0 billion.

Additional factors and recommendations from Pearl Meyer were also considered and resulted in base salary increases of 3% to each NEO for fiscal year 2020.

In order to continue to validate the appropriateness of the Company’s executive compensation pay levels and practices as compared to the market, the Compensation Committee engaged Pearl Meyer to provide an updated review of the compensation of its most senior executives, including the NEOs. The analysis showed that the NEOs had base salary levels below market. As a result, for fiscal year 2021, the Committee approved increases to the NEO’s base salaries.

Details of Compensation Components

Base Salary. Base salaries for executives and other officers are reviewed by the Compensation Committee on an annual basis. Salaries are reflective of the executive’s job responsibilities, job performance and experience, and the competitive market.

After considering the comprehensive market analysis presented by Pearl Meyer, the Compensation Committee determined that base salary levels should be adjusted as they fell below the market median. In order to better align base salaries with the market, as well as recognize the significant efforts of the senior management team in fiscal year 2020, the Compensation Committee approved the following adjustments effective July 1, 2020. In doing so, Messrs. Montanaro and Suchodolski’s base salary levels were increased to near the 25th percentile.

Executive	Fiscal 2019 Base Salary ($)	Fiscal 2020 Base Salary ($)	% Change	Fiscal 2021 Base Salary ($)	% Change
Craig L. Montanaro	560,250	577,058	3.00%	650,000	12.64%
Eric B. Heyer	342,000	352,260	3.00%	362,828	3.00%
Keith Suchodolski	268,751	276,813	3.00%	339,000	22.46%
Patrick M. Joyce	310,269	319,577	3.00%	329,164	3.00%
Erika K. Parisi	271,500	279,645	3.00%	288,034	3.00%

Executive Management Incentive Program. All NEOs participate in the Executive Management Incentive Program (the “Program”). The Program is designed to recognize and reward executives for their annual contribution to Kearny Bank’s performance. Eligibility is limited to executives that have a significant impact on the success of the Company. The Program is a short-term cash incentive plan that directly ties annual cash awards to the Company’s performance as achieved across multiple performance measures. The performance measures and goals are defined each year and approved by the Compensation Committee.

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To ensure that the executive compensation program is aligned with the market and with the interest of its stockholders as well as reflective of the Company’s business strategy, the Compensation Committee approved new incentive scorecards for fiscal year 2020.    The new scorecards reflect a greater emphasis on a few key financial metrics and include both corporate and individual goals. Specifically, corporate metrics include Net Income, Earnings per Share (basic) and Operating Expense Ratio with individual goals including financial and non-financial goals commensurate with the executives’ roles.

Performance Gates

In order to ensure incentives are funded based on profits, there are “performance gates” that must be achieved in order to fund any awards beyond Target payout levels. No payments are made under the Program if Net Income falls below 50% of Target-level performance. Additionally, the Company must achieve at least 75% of its Net Income goal for any awards to be paid beyond the Target-level payout. If performance falls below 50% of Target on any performance metric, no incentive compensation is paid on that particular measure. For fiscal year 2020, the Net Income goal was at 123.00% of Target and all performance gates were achieved.

Target Incentive Opportunities

The table below represent the Target opportunity and component weightings for each NEO for fiscal year 2020 performance:

	Target Opportunity and Weightings
Executive	Target Opportunity	Corporate	Individual
Craig L. Montanaro	40%	80%	20%
Eric B. Heyer	35%	80%	20%
Keith Suchodolski	30%	70%	30%
Patrick M. Joyce	30%	70%	30%
Erika K. Parisi	30%	70%	30%

At the beginning of each year, a range of performance is established for each performance metric (Floor; Target; and Cap). Results against each range determines the payout opportunity for each performance metric, ranging from 0% (not achieving minimal performance) to 150% (achieving exceptional performance) of the established Target.

Corporate Performance Metrics

The following discusses the performance metrics, weightings and calculation of the Corporate component of the Program.

	Corporate Performance Metrics & Weightings
Executive	Net Income	Earnings per Share (Basic)	Operating Expense Ratio
All NEOs	33.33%	33.33%	33.33%

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At their discretion, the Committee may adjust results for non-recurring items. For fiscal year 2020, the Committee elected to make adjustments to Net Income, Earnings per Share and Operating Expense Ratio. Such adjustments were made to account for the impact of non-recurring income and expense items, net of tax, associated with merger-related expense, branch consolidation expense, gains and losses associated with the previously announced wholesale restructuring transaction and the non-recurring tax benefit associated with the enactment of the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act. The following outlines the adjustments for non-recurring items for fiscal year 2020.

Reconciliation of GAAP to Non-GAAP (Dollars in Thousands, Except Per Share Data, Unaudited)	For the year ended June 30, 2020
(1) Adjusted net income:
Net income (GAAP)	$44,965
Non-routine transactions - net of tax:
Merger-related expenses	878
Branch consolidation expenses	749
Net effect of wholesale restructuring transaction	(55)
Reversal of income tax valuation allowance	(591)
Tax benefit arising from adoption of the CARES
Act provisions	(1,624)

Net income (non-GAAP)	$44,322

(2) Adjusted earnings per share:
Weighted average common shares – basic	82,409
Weighted average common shares – diluted	82,430
Earnings per share – basic (GAAP)	$0.55
Earnings per share – diluted (GAAP)	$0.55
Adjusted earnings per share – basic (non-GAAP)	$0.54
Adjusted earnings per share – diluted (non-GAAP)	$0.54
(3) Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$107,624
Non-routine transactions:
Merger-related expenses	(951)
Branch consolidation expenses	(720)
Debt extinguishment expenses	(2,156)

Non-interest expense (non-GAAP)	$103,797
Non-interest expense ratio (GAAP)	1.61%
Adjusted non-interest expense ratio (non-GAAP)	1.55%
Total average assets	$6,689,245

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The following outlines the performance measures in each corporate category, the goal at target and the actual results, as adjusted for the non-recurring items, for fiscal year 2020:

Corporate Performance Metrics	Target	Actual	% Achieved
Net Income (dollars in thousands)	$36,034	$44,322	123.00%
Earnings per Share (basic)	.42	.54	128.05%
Operating Expense Ratio	1.66%	1.55%	106.83%

Individual Performance Metrics

For fiscal year 2020, each NEO is assigned individual performance metrics, equally weighted under the Program. Goals are generally milestone-based. An assessment regarding payout is made by the Compensation Committee informed by quantitative and qualitative data and feedback provided by the CEO. The following table summarizes the general nature of the goals and the aggregate payout for each NEO on the Individual component:

Executive	Individual Goals	% of Target Goal	Earned % of Base Salary
Craig L. Montanaro	Asset quality, business growth, digital strategy	150%	12.00%
Eric B. Heyer	Enterprise-wide project management, branching strategy, organizational structure	125%	8.75%
Keith Suchodolski	Risk management, tax strategy, strategic planning	125%	11.25%
Patrick M. Joyce	Asset quality, portfolio diversification and growth, digital strategy	125%	11.25%
Erika K. Parisi	Organizational structure	100%	9.00%

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Earned Payouts

The following shows each NEO’s payout as a percentage of base salary on the Corporate and Individual performance metrics for fiscal year 2020 performance:

	Performance Categories
Executive	Payout at Target	Net Income	Earnings per Share (Basic)	Operating Expense Ratio	Individual	Payout Earned
Craig L. Montanaro	40%	15.57%	16.00%	12.12%	12.00%	55.70%
Eric B. Heyer	35%	13.63%	14.00%	10.61%	8.75%	46.98%
Keith Suchodolski	30%	10.22%	10.50%	7.96%	11.25%	39.93%
Patrick M. Joyce	30%	10.22%	10.50%	7.96%	11.25%	39.93%
Erika K. Parisi	30%	10.22%	10.50%	7.96%	9.00%	37.68%

Executive	Base Salary ($)	Payout at Target ($)	Payout at Target (%)	Actual Payout Earned ($)	% of Base Salary
Craig L. Montanaro	577,058	230,823	40.00%	321,402	55.70%
Eric B. Heyer	352,260	123,291	35.00%	165,508	46.98%
Keith Suchodolski	276,813	83,044	30.00%	110,520	39.93%
Patrick M. Joyce	319,577	95,873	30.00%	127,594	39.93%
Erika K. Parisi	279,645	83,894	30.00%	105,359	37.68%

Executive Management Incentive Program –Fiscal 2021.

The Compensation Committee intends to continue with the Executive Management Incentive Program in a manner consistent with fiscal year 2020. However, the Board of Directors and the Compensation Committee are actively monitoring the effects of the COVID-19 pandemic on the economy, the trading markets for equity securities (including, in particular, the value of equity securities of banking institutions) and our operations and future results. In light of these developments, the Committee will evaluate their actual and potential effects on business results and shareholder value. Performance goals and the incentives associated with the Program may be adjusted to account for these factors. Any material changes will be disclosed in accordance with applicable disclosure obligations.

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Long-Term Equity Incentive Compensation. The NEOs are eligible for long-term incentives, all of which are issued under the terms of our stockholder-approved 2016 Plan. The 2016 Plan provides incentives for executives to execute on longer-term performance goals that drive stockholder value creation, with an emphasis on performance-based vesting for restricted stock awards. It also supports the Company’s leadership retention strategy. On December 1, 2016, each NEO received an equity grant under this Plan. Additionally, an equity award was granted to Mr. Suchodolski on January 7, 2019 in recognition of his promotion to Executive Vice President and Chief Financial Officer. All awards described in this section have the same terms and are subject to the requirements stated in the following table:

Type of Equity	Percentage of Award	Overview
Performance-Based Restricted Stock	50% of all restricted stock awards

•  Awards vest 20% per year over a five-year period commencing one year from the date of grant based on performance.

•  Vesting depends on the achievement of pre-determined, annual return on average assets (“ROAA”) goals as established by the Compensation Committee each year. For awards vested during the year ended June 30, 2020, the ROAA target was 0.64%.

•  Accomplishment of the ROAA target results in full vesting of the amount of shares allocated to the year (i.e., 20% of the total shares granted on December 1, 2016 and January 7, 2019 in Mr. Suchodolski’s case). Awards only vest if the ROAA target is achieved or exceeded and shares are not adjusted upwards for performance above target.

•  For the fiscal year ended June 30, 2019, actual performance exceeded the ROAA target; therefore, awards vested on December 1, 2019 and January 7, 2020 in Mr. Suchodolski’s case.

Time-Based Restricted Stock	50% of all restricted stock awards	• Vesting: Awards vest 20% per year over a five-year period commencing one year from the date of grant. • Paid in Company shares at vesting.

Stock Options

•  Exercise price: 100% of fair market value on the grant date.

•  Vesting: Awards vest 20% per year over a five-year period commencing one year from the date of grant.

•  Exercise term: Maximum of 10 years (shorter exercise term upon termination of employment).

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2020 Long-Term Equity Incentive Award Vesting. The table below reflects the long-term incentive awards that vested for each of the NEOs on December 1, 2019 and on January 7, 2020 for Mr. Suchodolski.

NEO	Performance-Based Restricted Stock	Time-Based Restricted Stock	Stock Options
Craig L. Montanaro	25,000	25,000	108,000
Eric B. Heyer	9,500	9,500	30,000
Keith Suchodolski*	8,500	8,500	30,000
Patrick M. Joyce	8,500	8,500	30,000
Erika K. Parisi	5,000	5,000	20,000

*	The final vesting for the 2005 Stock Compensation and Incentive Plan for Mr. Suchodolski occurred on April 1, 2020 consisting of 1,933 time-based restricted stock and 6,902 stock options.

For a more detailed description of the material factors utilized in the granting of the above-referenced restricted stock awards and stock options, please see “Executive Compensation—2016 Equity Incentive Plan” below.

Other Compensation Guidelines, Practices and Policies

Stock Ownership Guidelines. The Board of Directors believes that it is in the best interest of the Company and its stockholders to align the financial interests of its executive officers and directors with those of stockholders. Accordingly, the Company has adopted Stock Ownership Guidelines for NEOs and Directors of the Company that require the following minimum investment in Company common stock:

Position	Guideline
CEO	A number of shares having a market value equal to three times (3.0x) annual base salary
All Other NEOs	A number of shares having a market value equal to two times (2.0x) annual base salary
Non-Employee Directors	A number of shares having a market value equal to four times (4.0x) annual cash retainer (excluding any committee fees)

Newly appointed Named Executive Officers have three years from the time they are appointed or promoted, as the case may be, to meet these guidelines. Newly appointed directors have one year from the time they are elected or appointed, as the case may be, to meet these guidelines. Stock ownership for NEOs and Directors is reviewed on an annual basis.

“Claw-Back” Provision. The executive compensation program includes a claw-back provision. In the event the Company or Kearny Bank is required to restate its financial statements, participants will be required to forfeit any incentive award earned or distributed during the period for which the restatement is required in excess of what they would have otherwise received based on restated results. The Compensation Committee has discretion in determining the application of claw-backs and the amounts to be reclaimed under this provision.

Anti-Hedging and Pledging Policy. Please see the disclosure provided above under the section entitled “Employee, Officer and Director Hedging.”

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Retirement Income. The NEOs are eligible to participate in benefit plans available to all employees, including the 401(k) Plan and the ESOP. Certain NEOs also participate in the related ESOP Benefits Equalization Plan, which provides benefits that would otherwise be limited under the ESOP due to IRS limits, and the frozen Kearny Bank defined benefit pension plan and the frozen Benefits Equalization Plan related to the defined benefit plan (each of which have been frozen as of July 1, 2007 so that future service or salary changes will not increase retirement benefits).

Compensation Risk Assessment. During fiscal year 2020, senior management conducted an updated Compensation Risk Assessment which concluded the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code historically limited the tax deductibility of annual compensation paid to our President and Chief Executive Officer and the three most highly paid executive officers listed in the summary compensation table other than the Chief Financial Officer, to $1.0 million, unless the compensation qualified as ‘performance-based’ (and the Company reserves the right to pay compensation that did not qualify as ‘performance-based’ from time to time).

The Tax Cuts and Jobs Act (the “Act”) made significant changes to Section 162(m), including the elimination of the performance-based compensation exception effective for taxable years beginning after December 31, 2017 and expansion of the deduction limit to all NEOs. As a result, the Company will no longer be able to take a deduction for any compensation paid to its NEOs in excess of $1.0 million unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee’s practice is to structure compensation programs offered to the NEOs with a view to providing incentives necessary to attract, retain and reward our executive officers. While the Committee will continue to take into consideration tax effectiveness of its compensation decision-making, the Committee may in certain circumstances decide to pay non-deductible compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” and shall not otherwise be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission under such Acts.

Compensation Committee:	Theodore J. Aanensen (Chair)
Christopher Petermann
John F. Regan

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Executive Compensation

Summary Compensation Table. The following table sets forth for the fiscal years ended June 30, 2020, 2019 and 2018 certain information as to the total compensation paid to our President and Chief Executive Officer, Senior Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Financial Officer and our two other most highly compensated executive officers. Each executive is referred to as a named executive officer (“NEO”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(6) ($)	Total ($)

Craig L. Montanaro	2020	577,058	—	—	—	321,402	37,000	200,966	1,136,426
President and CEO	2019	560,250	—	—	—	188,031	18,000	180,249	946,530
	2018	450,000	—	—	—	157,447	—	142,754	750,201
Eric B. Heyer	2020	352,260	—	—	—	165,508	—	111,825	629,593
SEVP and COO	2019	342,000	—	—	—	100,434	—	104,996	547,430
	2018	271,160	—	—	—	65,945	—	66,179	403,284
Keith Suchodolski(4)	2020	276,813	—	—	—	110,520	—	76,514	463,847
EVP and CFO	2019	268,751	—	842,940	189,375	71,426	—	53,623	1,426,115
Patrick M. Joyce (5)	2020	319,577	—	—	—	127,594	85,000	83,560	615,731
EVP and CLO	2019	310,269	—	—	—	78,099	44,000	74,047	506,415
	2018	282,063	—	—	—	70,516	—	62,215	414,794
Erika K. Parisi(5)	2020	279,645	—	—	—	105,359	92,000	71,635	548,639
EVP and CAO	2019	271,500	—	—	—	78,617	48,000	63,205	461,322
	2018	268,730	—	—	—	88,701	—	59,535	416,966

(1)

Amounts shown represent awards under the Company’s performance-based, long-term incentive compensation program. For stock awards, fifty percent (50%) of the total awards are subject to performance-based vesting requirements and the other fifty percent (50%) are subject to time-based vesting. In accordance with FASB ASC Topic 718, the reported amount represents the full grant date value of each award. Awards vest at a rate of 20% per year beginning on the first anniversary of the date of grant and on each subsequent anniversary. The assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2020 included in our Annual Report on Form 10-K. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, and the actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value of an option realized by a NEO will be at or near the value shown above. For restricted stock awards, the amount shown reflects the aggregate grant date fair value of the restricted stock awards. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level.

(2)

Reflects the amounts earned by each NEO under the Kearny Bank Executive Management Incentive Compensation Plan. Please see the section titled “Compensation Discussion and Analysis – Executive Management Incentive Program” for a discussion of this plan and the determination of the 2020 bonus amounts.

(3)

Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan from June 30 of the prior year to June 30 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive officer’s accumulated benefit.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	34

(4)	Mr. Suchodolski was a NEO for the first time in the 2019 fiscal year and, pursuant to SEC rules, compensation for the 2018 fiscal year is not required to be reported.
(5)	Since Mr. Joyce and Ms. Parisi were NEOs in the 2018 and 2020 fiscal years (but not the 2019 fiscal year), SEC rules require disclosure of the prior three fiscal years.
(6)	For fiscal year 2020, all other compensation included the following:

Name	401(k) Plan Company Contributions ($)	Bank Owned Life Insurance ($)	ESOP and ESOP BEP Company Contributions(1) ($)	Long-Term Care Premiums ($)	Dividends on Unvested Stock Awards ($)	Other(2) ($)
Craig L. Montanaro	—	1,122	65,366	3,885	97,000	33,593
Eric B. Heyer	9,980	1,146	38,139	14,700	36,860	11,000
Keith Suchodolski	9,668	243	28,247	9,156	29,200	—
Patrick M. Joyce	4,740	745	41,838	3,257	32,980	—
Erika K. Parisi	9,787	707	38,265	3,476	19,400	—

(1)

For Messrs. Montanaro, Heyer, Suchodolski and Joyce and Ms. Parisi, amount shown includes regular ESOP allocations of $38,164, $32,108, $28,247, $38,885 and $38,265, respectively, and for Messrs. Montanaro, Heyer and Joyce, allocations under the related ESOP Benefits Equalization Plan of $27,202, $6,031 and $2,953, respectively.

(2)

For Mr. Montanaro, the amount shown includes an automobile allowance of $11,501, reimbursement for an executive health program of $7,195, and country club dues of $14,897. For Mr. Heyer, the amount shown includes an automobile allowance of $10,800 and $200 for a work anniversary.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	35

Plan-Based Awards. The following table sets forth information regarding plan-based awards made to the NEOs for the fiscal year ended June 30, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock (#)	Options (#)	Awards ($/Sh)	Awards ($)
Craig L. Montanaro	—	115,412	230,823	346,235	—	—	—	—	—	—	—
Eric B. Heyer	—	61,646	123,291	184,937	—	—	—	—	—	—	—
Keith Suchodolski	—	41,522	83,044	124,566	—	—	—	—	—	—	—
Patrick M. Joyce	—	47,937	95,873	143,810	—	—	—	—	—	—	—
Erika K. Parisi	—	41,947	83,894	125,840	—	—	—	—	—	—	—

(1)

The amounts reported in these columns include potential cash payouts corresponding to achievement of the threshold, target and maximum performance objectives under the Executive Management Incentive Program. Please see the section titled “Compensation Discussion and Analysis - Executive Management Incentive Program” for a discussion of this plan.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	36

Outstanding Equity Awards at Fiscal Year End. The following table provides information regarding stock options and restricted stock awards held by the NEOs as of June 30, 2020.

	Option Awards				Stock Awards
					Restricted Stock		Performance Shares
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Craig L. Montanaro	324,000	216,000	15.35	12/1/2026	50,000	409,000	50,000	409,000
Eric B. Heyer	90,000	60,000	15.35	12/1/2026	19,000	155,420	19,000	155,420
Keith Suchodolski	45,000	30,000	15.35	12/1/2026	4,400	35,992	4,400	35,992
	15,000	60,000	13.38	1/7/2029	25,200	206,136	25,200	206,136
	6,902	—	9.82	4/1/2025	—	—	—	—
Patrick M. Joyce	90,000	60,000	15.35	12/1/2026	17,000	139,060	17,000	139,060
Erika K. Parisi	60,000	40,000	15.35	12/1/2026	10,000	81,800	10,000	81,800

(1)

Awards vest at a rate of 20% per year beginning on the first anniversary of the date of grant and on each subsequent anniversary. Performance shares (restricted stock subject to performance-based vesting) vest at a rate of 20% per year beginning on the first anniversary of the date of grant and on each subsequent anniversary provided that certain performance metrics are achieved. For a description of the performance metrics, please see the section titled “Compensation Discussion and Analysis - Long-Term Equity Incentive Compensation.”

(2)	Amounts based on the closing price of the Company common stock as of June 30, 2020 ($8.18).

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	37

2016 Equity Incentive Plan. Stockholders of the Company approved the 2016 Plan at our 2016 annual meeting of stockholders. Under the 2016 Plan, individuals may receive awards of restricted stock and grants of stock options to purchase shares of Company common stock at a specified exercise price during a specified time period. The 2016 Plan provides for a total share reserve of 5,211,324 shares (or 7.21% of the shares issued in the Company’s second-step conversion, excluding exchange shares), of which 1,523,696 may be issued as restricted stock awards shares (or 2.11% of the shares issued in the second-step, excluding exchange shares).

The Compensation Committee believes that stock ownership provides a significant incentive in building stockholder value by further aligning the interests of our officers and employees with stockholders because such compensation is directly linked to the performance of Company common stock. This element of compensation increases in importance as the Company common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-based vesting awards also encourages long-term strategic focus of our executives.

The 2016 Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2016 Plan; and interpret the 2016 Plan. The 2016 Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

The Company’s employees and outside directors are eligible to receive awards under the 2016 Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the 2016 Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. No dividends will be paid with respect to any stock award subject to performance-vesting conditions unless and until the performance conditions are met and vesting occurs, and only on that portion of the stock award that actually vests.

All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement. Awards granted under the 2016 Plan will vest upon death, disability, or involuntary termination of employment or service following a change in control (as defined in the 2016 Plan).

Option Exercises and Stock Vested. The following table sets forth information regarding the vesting of restricted stock awards and stock option exercises for each NEO during the fiscal year ended June 30, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Craig L. Montanaro	—	—	50,000	742,000
Eric B. Heyer	—	—	19,000	281,960
Keith Suchodolski	—	—	18,933	255,588
Patrick M. Joyce	—	—	17,000	252,280
Erika K. Parisi	—	—	10,000	148,400

(1)

The amounts reported in this column are determined by multiplying the number of shares that vested by the per share closing price of Company common stock on the vesting date and adding the dividends paid on such vested shares in the amount of $37,000 for Mr. Montanaro, $14,060 for Mr. Heyer, $8,439 for Mr. Suchodolski, $12,580 for Mr. Joyce and $7,400 for Ms. Parisi.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	38

Pension Benefits. Kearny Bank is a participating employer in a multiple-employer pension plan sponsored by the Pentegra Defined Benefit Plan for Financial Institutions (the “Pension Plan”), and, effective July 1, 2007, Kearny Bank froze all future enrollments and benefit accruals under the Pension Plan and related benefits equalization plan. The Pension Plan provides for monthly payments to each participating employee at normal retirement age. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death. The annual benefit amount upon retirement at age 65 equals 2% of the participant’s highest five-year average salary times years of service determined as of June 30, 2007. Benefits are payable in the form of a monthly retirement benefit and a death benefit or an alternative form that is actuarially equivalent.

The following table provides information with respect to the payments that each NEO may receive following, or in connection with retirement, under the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Craig L. Montanaro	Pension Plan	4	169,000	—
Eric B. Heyer	Pension Plan	—	—	—
Keith Suchodolski	Pension Plan	—	—	—
Patrick M. Joyce	Pension Plan	8.25	410,000	—
Erika K. Parisi	Pension Plan	8.25	442,000	—

(1)

Assumes retirement at normal retirement age as defined in the Pension Plan. Present value is calculated using assumptions set forth in Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2020 included in our Annual Report on Form 10-K.

ESOP. Kearny Bank maintains an ESOP, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the ESOP’s eligibility requirements. Employees of Kearny Bank who have been credited with at least 1,000 hours of service during a 12-month period are eligible to participate in the ESOP. In 2005, the ESOP borrowed funds from the Company pursuant to a loan and used those funds to purchase 1,745,700 shares of common stock for the ESOP in connection with the Company’s initial public offering (the “2005 Loan”). In connection with the completion of the second-step stock offering and conversion on May 18, 2015, the ESOP purchased an additional 3,612,500 shares of Company common stock. The ESOP funded its stock purchase with a loan from the Company equal to the aggregate purchase price of the common stock and the outstanding balance of the 2005 Loan (the 2005 Loan was refinanced into the new ESOP plan). This loan will be repaid principally through Kearny Bank’s contribution to the ESOP and dividends payable on the common stock held by the ESOP over the 20-year term of the loan. The interest rate for the ESOP loan is 3.25%.

Shares purchased by the ESOP are held in an unallocated suspense account, and shares will be allocated to the participants’ accounts as the loan is repaid on a pro-rata basis. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation. All shares of Company common stock held by the ESOP prior to the completion of the second-step stock offering and conversion on May 18, 2015 were automatically converted to shares of Company common stock pursuant to the exchange ratio of 1.3804.

Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid generally in the form of common stock. Pursuant to FASB ASC Topic 718-40, the Company will record a compensation expense each year in an amount equal to the fair market value of the shares released from the unallocated suspense account.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	39

401(k) Plan. Kearny Bank maintains a 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month coinciding with or following the date on which the employee attains age 21 and has completed three months of service and 250 hours of service. A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2020, the salary deferral contribution limit is $19,500, provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides that Kearny Bank will make an employer matching contribution equal to 100% of a participant’s salary deferral contribution, provided that such amount does not exceed 1% of a participant’s compensation, plus 50% of a participant’s salary deferral contribution that exceeds 1% but does not exceed 6% of a participant’s compensation earned during the plan year. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Nonqualified Deferred Compensation. Kearny Bank has implemented a Benefits Equalization Plan related to the ESOP. This plan constitutes a defined contribution plan providing for deferral of compensation on a non-tax-qualified basis. The purpose of this plan is to provide a benefit to senior executives of Kearny Bank whose benefits under the ESOP are limited by Sections 401(a)(17) and 415 of the Internal Revenue Code. For example, this plan provides participants with a benefit for any compensation that they may earn in excess of $285,000 (as indexed) comparable to the benefits earned by all participants under the ESOP for compensation earned below that level. Kearny Bank may utilize a grantor trust in connection with this plan in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Kearny Bank’s general creditors in the event of insolvency, until paid to a participant following termination of employment according to the terms of the plan. Benefits under the plan will be paid in a lump sum in the form of shares of common stock to the extent permissible under applicable regulations, or in the alternative, benefits will be paid in cash based upon the value of such shares at the time that such benefit payments are made. The actual value of benefits under this plan and the annual financial reporting expense associated with this plan are calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the ESOP each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the compensation of each participant at such time. Generally, benefits under the plan are taxable to each participant at the time of receipt of such payment, and Kearny Bank will recognize a tax-deductible compensation expense at such time.

The following table sets forth information with respect to NEOs with accumulated benefits under the Benefits Equalization Plan related to the ESOP:

Name	Executive Contributions In Last Fiscal Year ($)	Company Contributions in Last Fiscal Year(1) ($)	Aggregate Gain/Loss in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Craig L. Montanaro	—	27,202	(38,637)	—	120,599
Eric B. Heyer	—	6,031	1,944	—	6,602
Keith Suchodolski	—	—	—	—	—
Patrick M. Joyce	—	2,953	(3,242)	—	11,151
Erika K. Parisi	—	—	—	—	—

(1)	Contributions included in the “Company Contributions in Last Fiscal Year” column are included as compensation for the individual in the Summary Compensation Table.
(2)	Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the individuals for years in which their summary compensation has been reported.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	40

Employment Agreements. Kearny Bank has entered into employment agreements with Messrs. Montanaro, Heyer, Joyce and Ms. Parisi and the Company is a party to the agreements solely as a guarantor. In addition, the Company has entered into an employment agreement with Mr. Montanaro, which is substantially identical to the agreement Kearny Bank entered into with Mr. Montanaro, except the compensation payable under Mr. Montanaro’s agreement with the Company is reduced dollar-for-dollar for any compensation paid by Kearny Bank. Mr. Montanaro and Mr. Heyer’s agreements have a three-year term and Mr. Joyce and Ms. Parisi’s agreements have a two-year term. Commencing on the first anniversary of the agreements (which is defined as July 1 of each calendar year) and on each subsequent anniversary thereafter, the agreements may be renewed for an additional year so that the remaining term is three years for Messrs. Montanaro and Heyer’s agreements and two years for Mr. Joyce and Ms. Parisi’s agreements, provided that the disinterested members of the board of directors of Kearny Bank conduct a performance evaluation of the executive and affirmatively approve the extension.

The current base salary for Messrs. Montanaro, Heyer, Joyce and Ms. Parisi are $650,000, $362,828, $329,164 and $288,034, respectively. In addition to base salary, each executive is generally entitled to participate in discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and perquisites applicable to senior management of Kearny Bank. Upon the termination of an executive’s employment at any time on or after attainment of age 62 and until the executive becomes eligible for Medicare coverage, the executive is eligible to receive reimbursement for participation in medical coverage comparable to coverage under Kearny Bank’s plan.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, the executive is entitled to a severance payment equal to the executive’s base salary for the remaining term of the agreement, payable in a lump sum within 10 days of the executive’s termination of employment, and continued medical and dental coverage for generally the remaining term of the agreement. In the event the executive voluntarily resigns during the term of the employment agreement for “good reason” (as defined in the agreement), the executive is entitled to a severance payment equal to the executive’s annual base salary, payable in a lump sum within ten days of the executive’s termination of employment.

In the event of a change in control of the Company or Kearny Bank followed within 24 months by the executive’s involuntary termination of employment for any reason other than cause or the executive’s termination for good reason, then in lieu of the severance benefits described immediately above, Mr. Montanaro is entitled to a severance benefit equal to 2.999 times his prior five-year average annual taxable compensation, Messrs. Heyer, Joyce and Ms. Parisi are entitled to a severance benefit equal to three times (two times for Mr. Joyce and Ms. Parisi) their total compensation earned during the most recently completed calendar year ending on or prior to the date of the executive’s termination of employment. In addition, the executives are entitled to continued participation in medical and dental coverage for generally the remaining term of the agreement.

Upon any termination of employment (except following a change in control), the executives will each be required to adhere to non-competition and non-solicitation covenants for six months.

For quantification of the amounts that would be payable to each NEO under his or her respective employment agreement in connection with a qualifying termination of employment, see the section entitled “Potential Payments Upon Termination or Change in Control” below.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	41

Change in Control Agreement. Kearny Bank has entered into a change in control agreement with Mr. Suchodolski, which provides, in the event of a change in control of the Company or Kearny Bank followed within 24 months by the individual’s involuntary termination of employment for any reason other than cause or the executive’s termination for good reason, a severance payment equal to two times the individual’s annual base salary and bonus, payable in a lump sum within ten days of the individual’s termination of employment, and continued participation in medical and dental coverage for generally two years. For quantification of the amount that would be payable to Mr. Suchodolski under his respective change in control agreement in connection with a qualifying termination of employment, see the section entitled “Potential Payments Upon Termination or Change in Control” below.

Executive Life Insurance Agreements. Kearny Bank is party to Executive Life Insurance Agreements with Messrs. Montanaro, Heyer, Joyce and Ms. Parisi pursuant to which Kearny Bank has purchased life insurance policies on behalf of the executives. Under the agreements, the beneficiary of each executive is entitled to a death benefit equal to two times the executive’s highest annual base salary in effect during the three calendar years prior to death, plus an additional one hundred thousand dollars, if the executive dies while employed by Kearny Bank or in effect during the three calendar years prior to retirement if the executive is retired at the time of death and meets certain age and service requirements. The maximum death benefit, however, may not exceed $1.5 million. In the event of a change in control of Kearny Bank prior to the executive’s death or retirement, the death benefit shall remain in effect, regardless of whether the age and service requirements have been met. In addition, Kearny Bank is a party to an Executive Life Insurance Agreement with Mr. Suchodolski under similar terms as described above, except that in the case of the executive’s termination of employment, for any reason, the benefit to the executive would cease.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	42

Potential Payments Upon Termination or Change in Control. The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of June 30, 2020, pursuant to each executive’s employment agreement, change in control agreement, equity awards and other benefit plans and agreements. The amounts shown do not include the NEO’s account balances in the Benefits Equalization Plan related to the ESOP since the present value of the accumulated benefits is provided in the above tables. The actual payments that would be made to the NEOs can only be determined at the time of such executive’s termination of employment. The amounts shown below are estimates based on multiple assumptions and the actual amounts to be received by a NEO may differ materially from the amounts shown below.

Name and Plan	Termination for Good Reason ($)	Termination w/o Cause No Change in Control(1)($)	Termination w/o Cause With Change in Control(2)($)	Death ($)	Disability(6) ($)

Craig L. Montanaro
Employment Agreement	577,058	1,852,389	3,350,818	577,058	1,327,233
Exec. Life Ins. Agreement(3)	—	—	—	1,304,116	—
Restricted Stock Vesting(4)	—	—	818,000	818,000	818,000
Stock Option Vesting(5)	—	—	—	—	—

Name and Plan	Termination for Good Reason ($)	Termination w/o Cause No Change in Control(1)($)	Termination w/o Cause With Change in Control(2)($)	Death ($)	Disability(6) ($)

Eric B. Heyer
Employment Agreement	352,260	1,177,995	1,595,563	352,260	810,198
Exec. Life Ins. Agreement(3)	—	—	—	854,520	—
Restricted Stock Vesting(4)	—	—	310,840	310,840	310,840
Stock Option Vesting(5)	—	—	—	—	—

Name and Plan	Termination for Good Reason ($)	Termination w/o Cause No Change in Control(1)($)	Termination w/o Cause With Change in Control(2)($)	Death ($)	Disability(6) ($)

Keith Suchodolski
Change in Control Agreement	—	—	665,864	—	—
Exec. Life Ins. Agreement(3)	—	—	—	703,626	—
Restricted Stock Vesting(4)	—	—	466,260	466,260	466,260
Stock Option Vesting(5)	—	—	—	—	—

Name and Plan	Termination for Good Reason ($)	Termination w/o Cause No Change in Control(1)($)	Termination w/o Cause With Change in Control(2)($)	Death ($)	Disability(6)($)

Patrick M. Joyce
Employment Agreement	319,577	719,964	1,324,372	319,577	527,302
Exec. Life Ins. Agreement	—	—	—	789,154	—
Restricted Stock Vesting(4)	—	—	278,120	278,120	278,120
Stock Option Vesting(5)	—	—	—	—	—

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	43

Name and Plan	Termination for Good Reason ($)	Termination w/o Cause No Change in Control(1)($)	Termination w/o Cause With Change in Control(2)($)	Death ($)	Disability(6)($)

Erika K. Parisi
Employment Agreement	279,645	632,951	1,084,788	279,645	461,414
Exec. Life Ins. Agreement(3)	—	—	—	709,290	—
Restricted Stock Vesting(4)	—	—	163,600	163,600	163,600
Stock Option Vesting(5)	—	—	—	—	—

(1)	This amount includes the estimated cost for continued medical and dental insurance coverage.
(2)

Messrs. Heyer, Suchodolski, Joyce’s and Ms. Parisi’s agreements provide that change in control severance payments will be reduced, to the extent necessary, to avoid a loss of deductibility under Section 280G of the Internal Revenue Code and imposition of excise taxes on the named executive officer under Section 4999 of the Internal Revenue Code. Accordingly, Messrs. Heyer, Suchodolski, Joyce’s and Ms. Parisi’s severance payments have been reduced by $867,235, $104,275, $123,167 and $155,957, respectively. The amount of such reductions may differ materially in subsequent years since the amounts are based on multiple assumptions that may or may not actually occur.

(3)	The death benefit includes the amount payable under each individual’s Executive Life Insurance Agreement and a death benefit of $50,000 payable under Kearny Bank’s group term life insurance plan.
(4)

This amount represents the value of unvested restricted stock awards that become fully vested upon certain events, including death, disability and an involuntary termination, other than for cause, or termination for good reason following a change in control of the Company.

(5)

This amount represents the value of unvested stock options that become fully vested upon certain events, including death, disability and an involuntary termination, other than for cause, or termination for good reason following a change in control of the Company. No amount is shown since the exercise price of the stock options exceeds the fair market value of the common stock of the Company as of June 30, 2020.

(6)	Each executive is also covered by a long-term disability plan which, if payable, provides a monthly benefit of sixty percent (60%) of base salary, with a maximum benefit of $15,000 per month.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	44

2020 CEO Pay Ratio

In accordance with the applicable provisions of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of our Company and the annual total compensation of our President and Chief Executive Officer.

For the fiscal year ended June 30, 2020, our median annual total compensation for all employees other than our President and Chief Executive Officer was $64,473. The annual total compensation for our President and Chief Executive Officer for the same period was $1,136,426. The ratio of our CEO’s compensation to the median employee’s compensation was 17.6 to 1.

We identified our median employee using our entire workforce utilizing annualized gross pay plus the value of employer contributions to the Kearny Bank Employee Stock Ownership Plan for the fiscal year ended June 30, 2020. We annualized compensation for full-time and part-time permanent employees who were employed on June 30, 2020, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With regard to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	45

Director Compensation

Set forth below is a table providing information concerning the compensation of the non-employee directors of the Company for the fiscal year ended June 30, 2020. Mr. Craig Montanaro, our President and Chief Executive Officer, does not receive separate compensation for his service as a director, and information with respect to the compensation paid to Mr. Montanaro is included above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Change in Pension Value(2) ($)	All Other Compensation(3) ($)	Total ($)
Theodore J. Aanensen	92,800	—	—	23,000	40,824	156,624
Raymond E. Chandonnet	86,800	—	—	—	50,562	137,362
Catherine A. Lawton	86,800	—	—	—	36,605	123,405
John N. Hopkins	86,800	—	—	17,000	51,327	155,127
John J. Mazur, Jr.	100,250	—	—	58,000	35,103	193,353
Joseph P. Mazza	93,050	—	—	14,000	41,478	148,528
Matthew T. McClane(4)	86,800	—	—	11,000	44,990	142,790
John F. McGovern	96,800	—	—	112,000	37,331	246,131
Leopold W. Montanaro	86,800	—	—	6,000	36,964	129,764
Christopher Petermann	97,050	—	—	—	45,192	142,242
Charles J. Pivirotto	86,800	—	—	—	—	86,800
John F. Regan	90,800	—	—	14,000	30,557	135,357

(1)

As of June 30, 2020, each director held 16,455 unvested shares of restricted stock, 60,000 vested stock options and 40,000 unvested stock options, except for Mr. Montanaro, whose compensation is reported in the Summary Compensation Table above, Director Pivirotto who did not hold any unvested shares of restricted stock or vested or unvested stock options and Director Lawton, who holds 28,000 unvested shares of restricted stock and 60,000 unvested stock options.

(2)

For more information concerning the Directors Consultation and Retirement Plan, please see Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2020 included in our Annual Report on Form 10-K. Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan from June 30 of the prior year to June 30 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of an individual’s accumulated benefit.

(3)	For fiscal year 2020, all other compensation included the following:

Name	Health and Long-Term Care Premiums ($)	Dividends on Unvested Stock Awards ($)	Bank Owned Life Insurance* ($)	Total All Other Compensation ($)
Theodore J. Aanensen	20,648	15,961	4,215	40,824
Raymond E. Chandonnet	34,601	15,961	—	50,562
Catherine A. Lawton	25,125	11,480	—	36,605
John N. Hopkins	19,799	15,961	15,567	51,327
John J. Mazur, Jr.	17,548	15,961	1,594	35,103
Joseph P. Mazza	20,867	15,961	4,650	41,478
Matthew T. McClane(4)	12,388	15,961	16,641	44,990
John F. McGovern	20,553	15,961	817	37,331
Leopold W. Montanaro	18,595	15,961	2,408	36,964
Christopher Petermann	29,231	15,961	—	45,192
Charles J. Pivirotto	—	—	—	—
John F. Regan	10,381	15,961	4,215	30,557

*

For each current director, other than Messrs. Chandonnet, Hopkins, McClane, Montanaro, Petermann, Pivirotto and Ms. Lawton, the Company maintains life insurance arrangements providing for a death benefit of $500,000. Life insurance arrangements provide for a death benefit of $1,950,000 for Mr. Hopkins, $485,791 for Mr. McClane and $288,553 for Mr. Montanaro.

(4)	Mr. McClane resigned and retired from the Board of Directors effective June 30, 2020.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	46

Board Retainers. Each Director receives a quarterly retainer for service as follows: Non-employee directors receive $15,700 quarterly for service on the Kearny Bank’s Board and $6,000 for service on the Board of the Company. The Chairman receives a higher quarterly retainer of $17,200 and $6,300 for service on Kearny Bank’s Board and the Board of the Company, respectively.

Members of the Kearny Bank Executive Committee do not receive retainers for service. Each member of the Kearny Bank Board of Directors is also a member of the Executive Committee. Members of the Audit & Compliance Committee and the Chairman of this committee receive a quarterly retainer of $1,562.50 and $2,500, respectively. Members of the Compensation Committee and the Chairman of this committee receive a quarterly retainer of $1,000 and $1,500, respectively.

Directors who also serve as employees do not receive compensation as directors. Directors are eligible to receive coverage under the Company’s health, dental and long-term care insurance plans.

Director Life Insurance Agreements. Kearny Bank is party to Director Life Insurance Agreements with each current director, except for Messrs. Chandonnet, Petermann, Pivirotto and Ms. Lawton, pursuant to which Kearny Bank has purchased life insurance policies on the directors. The directors become entitled to death benefits under the agreements if they (i) die while serving as a member of the Board of Directors, or (ii) retire from Board of Directors service on or after attaining age 70, or (iii) retire from Board of Directors service on or after attaining age 60 and at a time when the director’s years of service with Kearny Bank and the director’s age equals at least 75. Under the agreements, the director’s beneficiaries are entitled to a death benefit equal to $500,000 (and a death benefit of $1,950,000 for John N. Hopkins, $485,791 for Matthew T. McClane and $288,553 for Leopold W. Montanaro), which will be paid by the life insurance company. In the event of a change in control of Kearny Bank prior to the named director’s death or retirement, the death benefit shall remain in effect regardless of whether the age and service requirements have been met.

Directors Consultation and Retirement Plan. On December 23, 2015, the Company amended its Directors Consultation and Retirement Plan (the “DCRP”) to freeze the DCRP such that no additional benefits would accrue to any participant after December 31, 2015. Accordingly, the benefits payable to participating directors would not increase after December 31, 2015.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	47

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Kearny Financial’s independent registered public accounting firm for the year ended June 30, 2020 was Crowe. The Audit & Compliance Committee has re-appointed Crowe to continue as the independent registered public accounting firm for Kearny Financial for the year ending June 30, 2021, subject to the ratification by the stockholders at the Annual Meeting. Representatives of Crowe are expected to attend the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of Appointment of Independent Auditor. Stockholder ratification of the appointment of Crowe is not required by Kearny Financial’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Crowe, the Audit & Compliance Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Compliance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Kearny Financial and its stockholders.

The Audit & Compliance Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe. The Audit & Compliance Committee concluded that performing such services does not affect the independence of Crowe in performing its function as Kearny Financial’s independent registered public accounting firm.

Audit Fees. The aggregate fees billed or expected to be billed to Kearny Financial for professional services rendered by Crowe for the audit of the Kearny Financial’s annual financial statements, review of the financial statements included in the Kearny Financial’s Quarterly Reports on Form 10-Q and services that are normally provided by Crowe in connection with statutory and regulatory filings and engagements were $585,000 and $480,000 for the years ended June 30, 2020 and June 30, 2019, respectively.

Audit Related Fees. There were no fees billed or expected to be billed to Kearny Financial for assurance and related services rendered by Crowe that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above.

Tax Fees. The aggregate fees billed or expected to be billed to Kearny Financial for professional services rendered by Crowe for tax compliance, tax advice and tax planning were $155,553 and $83,605 for the years ended June 30, 2020 and June 30, 2019, respectively. Tax-related services consisted of tax return preparation and consultation.

All Other Fees. There were no “Other Fees” billed by Crowe for services rendered to Kearny Financial during the years ended June 30, 2020 and June 30, 2019, respectively.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	48

Audit & Compliance Committee Approval Policies and Procedures. Under the Sarbanes-Oxley Act of 2002, all auditing services and non-audit services provided by an issuer’s independent auditor must be approved by the issuer’s audit committee prior to such services being rendered or be approved pursuant to pre-approval policies and procedures established by the issuer’s audit committee. The Company’s Audit & Compliance Committee approves each service prior to the engagement of the auditor for all audit and non-audit services. All of the services listed were approved by the Audit & Compliance Committee prior to the service being rendered. There were no non-audit services described that were not recognized as non-audit services at the time of engagement that were approved after the fact pursuant to the de minimus exception under the Sarbanes-Oxley Act of 2002.

The Board of Directors recommends a vote “FOR” the ratification of Crowe as the independent registered public accounting firm.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	49

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes the executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “Named Executive Officers”).

This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to vote on our executive pay program. The Board of Directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Kearny Financial approve the compensation paid to Kearny Financial’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. The Board of Directors believes that the link between compensation and the achievement of our long- and short-term business goals has helped our financial performance over time, while not encouraging excessive risk taking.

For these reasons, the Board of Directors is requesting stockholders to support this proposal. While this advisory vote is non-binding, the Compensation Committee and the Board of Directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

The Board of Directors recommends a vote “FOR” approval on an advisory basis of executive compensation as described in this Proxy Statement.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	50

STOCKHOLDER COMMUNICATIONS TO THE BOARD AND STOCKHOLDER PROPOSALS

All Stockholder communications to the Board of Directors and/or individual directors should be addressed to the Board of Directors and/or the individual director and mailed to:

Kearny Financial Corp.

120 Passaic Avenue

Fairfield, New Jersey 07004

The letter should indicate that the author is a Kearny Financial Corp. stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly (for example, where it is a request for information about the Company or a stock-related matter); or

•	not forward the communication if it is primarily commercial in nature, related to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Written communications received by the Company from stockholders will be shared with the full Board of Directors no later than the next regularly scheduled Board of Directors meeting.

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 120 Passaic Avenue, Fairfield, New Jersey 07004 no later than May 14, 2021. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

The Bylaws of Kearny Financial also provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of Kearny Financial not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Kearny Financial at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

The 2021 annual meeting of stockholders is expected to be held on October 21, 2021. It is expected that advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than June 24, 2021 and no later than July 5, 2021. If notice is received before June 24, 2021 or later than July 5, 2021, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this Proxy Statement will be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	51

Unless unable to attend due to illness or other unforeseen circumstances, each member of the Board of Directors is present at annual meetings. Thirteen directors attended the 2019 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in this Proxy Statement.

MISCELLANEOUS

The Company’s 2020 Annual Report to Stockholders, which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, is being made available to stockholders with this Proxy Statement. Except to the extent specifically incorporated by reference, the Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein.

KEARNY FINANCIAL CORP. – 2020 Proxy Statement	52

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/KRNY or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

1.	The election of the five nominees listed below for the term indicated:
		For	Withhold		For	Withhold		For	Withhold	+
	01 - Theodore J. Aanensen, three-year term	☐	☐	02 - Joseph P. Mazza, three-year term	☐	☐	03 - Christopher Petermann, two-year term	☐	☐

	04 - Charles J. Pivirotto, three-year term	☐	☐	05 - John F. Regan, three-year term	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending June 30, 2021.	☐	☐	☐

3.	Approval of an advisory, non-binding resolution to approve our executive compensation as described in the Proxy Statement.	☐	☐	☐

Such other business as may properly come before the Annual Meeting or any adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Kearny Financial Corp.’s Annual Meeting of Stockholders will be held on

Thursday, October 22, 2020 at 10:00 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/274890262.

To access the virtual meeting, you must have the 15-digit number that is printed on the shaded bar located on the reverse side of this form.

The password for this meeting is KRNY2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice of Annual Meeting of Stockholders and Proxy Statement are available at

www.kearnybank.com or www.edocumentview.com/KRNY

with online access to your proxy card available at www.envisionreports.com/KRNY

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KRNY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — KEARNY FINANCIAL CORP.	+

ANNUAL MEETING OF STOCKHOLDERS

Kearny Financial Corp.

Proxy/Voting Instructions

This Proxy is Solicited on Behalf of the Board of Directors for the

2020 Annual Meeting of Stockholders to be held on Thursday, October 22, 2020

The undersigned stockholder, hereby appoints the Board of Directors of Kearny Financial Corp. with full powers of substitutions to act as attorneys and proxies for the undersigned to vote all shares of common stock of Kearny Financial Corp. that the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders (“Annual Meeting”), to be held virtually beginning at 10:00 a.m. Eastern Time, on Thursday, October 22, 2020.

The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters that properly come before the Annual Meeting and any adjournment or postponement thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

401(k) Plan and ESOP Participants. If you participate in the Kearny Bank Employee Stock Ownership Plan or the Millington Bank Employee Stock Ownership Plan (together, the “ESOP”) or the Kearny Bank 401(k) Plan and your plan account has investments in shares of Kearny Financial Corp. common stock, you must provide voting instruction to the plan trustee (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. Each plan participant’s voting instruction will also direct the trustee to vote any unvoted shares and the unallocated shares held in the ESOP in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law. Your voting instructions to the plan trustee will be held in strict confidence and will not be revealed to any employee or director of Kearny Financial Corp. or Kearny Bank. The deadline to provide voting instructions for shares held in the foregoing plans is Friday, October 16, 2020. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

(Continued and to be marked, dated and signed on the reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+